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As filed with the Securities and Exchange Commission on November 15, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation or organization)	3851 (Primary Standard Industrial Classification Number)	16-0345235 (I.R.S. Employer Identification No.)

One Bausch & Lomb Place
Rochester, New York 14604-2701
(585) 338-6000
(Address, including zip code, and
telephone number, including area code, of
registrant's principal executive offices)

Robert B. Stiles, Esq.
Senior Vice President and General Counsel
Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604-2701
(585) 338-6800
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

Copies to:
Deborah McLean Quinn Nixon Peabody LLP Clinton Square Suite 1300 Rochester, New York 14604 (585) 263-1307	Edward S. Best Mayer, Brown, Rowe & Maw LLP 1900 South LaSalle Street Chicago, Illinois 60603 (312) 701-7100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit or Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

2004 Senior Convertible Securities due 2023	$160,000,000.00	$1,278.50(2)	$204,560,000.00(2)	$25,917.75

Common stock, par value $.40	(3)	(3)	(3)	(4)

(1)
Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. The price per $1,000 original principal amount the 2004 Senior Convertible Securities due 2023 is based on the average high and low prices for the Registrant's Floating Rate Convertible Senior Notes due 2023 in secondary market transactions on November 11, 2004, as reported to the Registrant.

(2)
Reduced by the exchange fee of $2.50 for each $1,000 original principal amount.

(3)
Also includes an indeterminate number of shares of our common stock that are issuable upon conversion of the notes at a conversion value in excess of the initial conversion rate of 16.2760 shares per $1,000 principal amount of notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the notes in connection with a stock split, stock dividend, recapitalization, or similar event or as a result of the anti-dilution provisions of the notes.

(4)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the registrant in connection with the exercise of the conversion privilege.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to completion—dated November 15, 2004

P R O S P E C T U S

BAUSCH & LOMB
INCORPORATED

OFFER TO EXCHANGE

2004 Senior Convertible Securities due 2023
and an Exchange Fee
for all our outstanding
Floating Rate Convertible Senior Notes Due 2023

Subject to the Terms and Conditions described in this Prospectus

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY,
DECEMBER 14, 2004 UNLESS EXTENDED OR EARLIER TERMINATED BY US.

        This Prospectus describes the offer of Bausch & Lomb Incorporated (we or us), with principal executive offices located at One Bausch & Lomb Place, Rochester, New York 14604.

The Exchange Offer

        We are offering to exchange our 2004 Senior Convertible Securities due 2023 and an exchange fee of $2.50 for each $1,000 original principal amount for all of our outstanding Floating Rate Convertible Senior Notes due 2023 upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. We refer to this offer as the "exchange offer." We refer to our Floating Rate Convertible Senior Notes due 2023 as the "Old Notes" and to our 2004 Senior Convertible Securities due 2023 as the "New Securities." The CUSIP numbers of the Old Notes are 071707AJ2 and 071707AK9.

  •
  Upon our completion of the exchange offer, each $1,000 original principal amount of Old Notes that are validly tendered and not validly withdrawn will be exchanged for $1,000 original principal amount of New Securities and an exchange fee of $2.50.

  •
  Tenders of Old Notes may be withdrawn at any time before 5:00 p.m. on the expiration date of the exchange offer.

  •
  The exchange offer is subject to customary conditions, which we may waive, and to termination prior to expiration at our discretion.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on December 14, 2004 (the "expiration date"), unless extended.

The New Securities

        We will issue up to $160,000,000 aggregate original principal amount of our 2004 Senior Convertible Securities due 2023 in the exchange offer.

        The New Securities will bear cash interest at an annual rate equal to the six month LIBOR plus 0.50%, reset semi-annually, which is initially 2.48625%.

        Interest on the New Securities is payable semi-annually in arrears on February 1 and August 1 of each year.

        The New Securities mature on August 1, 2023, unless earlier redeemed, repurchased or converted.

        We may not redeem the New Securities before August 1, 2010. On or after that date, we may redeem all or a portion of the New Securities for cash at a redemption price of 100% of the accreted principal amount of the New Securities being redeemed, plus any accrued and unpaid interest to the redemption date.

        Holders may require us to purchase for cash all or a portion of their New Securities on August 1, 2010, August 1, 2013 and August 1, 2018. In addition, if we experience specified types of fundamental changes on or before August 1, 2023, holders may require us to purchase their New Securities for cash at a price equal to 100% of the accreted principal amount of the New Securities to be purchased plus any accrued and unpaid interest to the repurchase date.

        The New Securities are our senior obligations and rank equally with our other senior unsecured indebtedness.

        Holders may convert the New Securities into shares of our common stock at an initial conversion rate of 16.2760 shares per $1,000 principal amount of New Securities, subject to adjustment, before the close of business on August 1, 2023 only under the following circumstances:

  (1)
  at any time until maturity if the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 120% of the accreted conversion price per share of common stock on such last day of the preceding calendar quarter;

  (2)
  during the five business day period after any ten consecutive trading day period in which the average trading price per $1,000 original principal amount of the New Securities for the ten trading day period was less than 97% of the product of the average of the closing sale price of our common stock over the same ten trading day period and the conversion rate upon conversion of $1,000 original principal amount of the New Securities, except such conversion is not available in the last three years prior to maturity;

  (3)
  if the New Securities have been called for redemption; or

  (4)
  upon the occurrence of specified corporate transactions described in this prospectus.

        The terms of the New Securities are substantially identical to the Old Notes, except for the following modifications:

  •
  Net Share Settlement.    The New Securities will require us to settle all conversions for a combination of cash and shares, if any. Cash paid will equal the lesser of the accreted principal amount of the New Securities and their conversion value. Shares of our common stock will be issued to the extent that the conversion value exceeds the accreted principal amount of the New Securities.

  •
  Adjustment to Conversion Rate upon Certain Change in Control Events.    The New Securities will provide for an increase in the conversion rate for holders who convert the New Securities upon the occurrence of certain cash takeover transactions (as defined) unless the acquirer is a public acquirer (as defined), in which case, at our option, the New Securities may instead become contingently convertible into the publicly traded common stock of the acquirer, subject to the net share settlement provisions described herein.

        Our common stock is traded on the New York Stock Exchange under the symbol "BOL." On November 12, 2004, the reported last sale price of our common stock on the New York Stock Exchange was $61.69 per share.

        See "Risk Factors" for a discussion of issues that you should consider with respect to the exchange offer.

        None of Bausch & Lomb Incorporated, our officers, our Board of Directors, the exchange agent, the information agent, the dealer manager or any other person is making any recommendation as to whether you should choose to exchange your Old Notes for New Securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or this transaction, passed upon the merits or fairness of this transaction, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Citigroup

 Dealer Manager

November 15, 2004

        You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the dealer manager has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to exchange these securities in any jurisdiction where the exchange, offer or sale is not permitted. You should assume that the information in this prospectus is accurate as of the date appearing on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus and the information contained in documents incorporated by reference in the registration statement of which this forms a part. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference, before making an investment decision.

Company Overview

        We are a world leader in the development, manufacture and marketing of eye health products. Our core businesses include soft and rigid gas permeable contact lenses and lens care products and ophthalmic surgical and pharmaceutical products. Our business was founded in 1853 and incorporated in the State of New York in 1908. Our principal executive offices are located at One Bausch & Lomb Place, Rochester, New York 14604. Our telephone number is (585) 338-6000.

        The Bausch & Lomb brand connotes 150 years of experience in improving vision. We employ approximately 11,500 people worldwide and our products are available in more than 100 countries. Our customers include licensed eye care professionals, health care products retailers, independent pharmacies, drug stores, food stores and mass merchandisers, ophthalmic surgeons, hospitals, ambulatory surgery centers and distributors. For commercial operations, we are organized into three geographic segments: the Americas; Europe, Middle East and Africa (EMEA); and Asia. Our additional operating segments, which are managed on a global basis, are the Research, Development and Engineering organization and the Global Supply Chain Organization.

        Our strategy is to target those portions of the eye health market with strong growth potential or good profit margins or both. We believe our fundamental strengths—sound strategy, excellent technology, global infrastructure and strong brand—will permit us to take advantage of the opportunities in both mature and developing markets. See "Bausch & Lomb Incorporated."

The Exchange Offer

Purpose of the Exchange Offer	The purpose of this exchange offer is to change certain of the terms of the Old Notes. For a more detailed description of these changes, see "Material Differences Between the Old Notes and New Securities."
The Exchange Offer	We are offering to exchange $1,000 original principal amount of New Securities and an exchange fee of $2.50 for each $1,000 original principal amount of Old Notes accepted for exchange.
Conditions to Exchange Offer
The exchange offer is subject to certain customary conditions, including that the registration statement and any post-effective amendment to the registration statement covering the New Securities be effective under the Securities Act of 1933, as amended. We may terminate the exchange offer at any time prior to the expiration date at our option. See "The Exchange Offer—Conditions for Completion of the Exchange Offer." If we terminate the exchange offer any Old Notes tendered will be returned to you as soon as practicable.

Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on December 14, 2004 (the "expiration date") unless we extend or terminate it earlier. We may extend the expiration date for any reason. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the business day after the scheduled expiration date of the exchange offer.
Withdrawal of Tenders	Tenders of Old Notes may be withdrawn in writing at any time prior to 5:00 p.m., New York City time, on the expiration date.
Procedures for Exchange
To exchange for New Securities, you must tender Old Notes, together with a properly completed letter of transmittal and the other agreements and documents described in the letter of transmittal. If you own Old Notes held through a broker or other third party, or in "street name," you will need to follow the instructions in the letter of transmittal on how to instruct the record holder to tender the Old Notes on your behalf, as well as submit a letter of transmittal and the other agreements and documents described in this document. We will determine in our reasonable discretion whether any Old Notes have been validly tendered.

Old Notes may be tendered by electronic transmission of acceptance through The Depository Trust Company's, or DTC's, Automated Tender Offer Program, or ATOP, procedures for transfer or by delivery of a signed letter of transmittal pursuant to the instructions described therein. Custodial entities that are participants in DTC must tender Old Notes through DTC's ATOP, by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP. Please carefully follow the instructions contained in this document on how to tender your securities.
If you decide to tender Old Notes in the exchange offer, you may withdraw them at any time prior to the expiration of the exchange offer.
If we terminate the exchange offer or if we do not accept any Old Notes for exchange, they will be returned without expense promptly after the expiration or termination of the exchange offer.
Please see "The Exchange Offer" for instructions on how to exchange your Old Notes.
Acceptance of Old Notes
We will accept all Old Notes validly tendered and not withdrawn as of the expiration of the exchange offer and will issue the New Securities promptly after expiration of the exchange offer, upon the terms and subject to the conditions in this prospectus and the letter of transmittal, subject to the conditions to the exchange offer. We will accept Old Notes for exchange after the exchange agent has received a timely book-entry confirmation of transfer of Old Notes into the exchange agent's DTC account and a properly completed and executed letter of transmittal. Our oral or written notice of acceptance to the exchange agent will be considered our acceptance of the exchange offer.

Amendment of the Exchange Offer
We reserve the right not to accept any of the Old Notes tendered, and to otherwise interpret or modify the terms of this exchange offer, provided that we will comply with applicable laws that require us to extend the period during which securities may be tendered or withdrawn as a result of changes in the terms of or information relating to the exchange offer.
Use of Proceeds	We will not receive any cash proceeds from this exchange offer. Old Notes that are validly tendered and exchanged pursuant to the exchange offer will be retired and canceled.
Fees and Expenses of the Exchange Offer
We estimate that the approximate total cost of the exchange offer, including payment of the exchange fee, assuming all of the Old Notes are exchanged for New Securities, will be approximately $1.3 million. See "The Exchange Offer—Fees and Expenses."
Taxation
We intend to take the position that the modifications to the Old Notes resulting from the exchange of Old Notes for New Securities and payment of an exchange fee will not constitute a significant modification of the Old Notes for tax purposes. Consistent with our position, the New Securities will be treated as a continuation of the Old Notes and, apart from the receipt of the exchange fee, there should be no U.S. federal income tax consequences to a holder who exchanges Old Notes for New Securities pursuant to the exchange offer. By participating in the exchange offer, each holder will be deemed to have agreed pursuant to the indenture that the exchange offer and the issuance of the New Securities for the Old Notes does not constitute a significant modification of the terms of the Old Notes. The U.S. federal income tax consequences of the exchange offer and of the ownership and disposition of the New Securities are unsettled, however, and if, contrary to our position, the exchange constitutes a significant modification, the tax consequences to you could materially differ. See "Material U.S. Federal Income Tax Considerations."
Old Notes Not Tendered
If you do not exchange your Old Notes in this exchange offer, or if your Old Notes are not accepted for exchange, you will continue to hold your Old Notes and will be entitled to all the rights and subject to all the limitations applicable to the Old Notes.
Dealer Manager	Citigroup Global Markets Inc. is the dealer manager for this exchange offer.
Exchange Agent	Citibank, N.A. is the exchange agent for this exchange offer. Its address and telephone numbers are located on the back cover of this prospectus.
Information Agent	Georgeson Shareholder Communications Inc. is the information agent for this exchange offer. Its address and telephone numbers are located on the back cover of this prospectus.

Questions and Answers About the Exchange Offer

        The following are some of the questions you may have as a holder of the Old Notes and the answers to those questions. You should refer to the more detailed information set forth in this prospectus for more complete information about us and the exchange offer.

Q:
Who is making the exchange offer?

A:
Bausch & Lomb Incorporated, the issuer of the Old Notes, is making the exchange offer.

Q:
Why are we making the exchange offer?

A:
The purpose of this exchange offer is to change certain terms of the Old Notes. We would prefer to pay the accreted principal amount of the debt in cash, with the balance of any amount payable upon conversion payable in our common stock, but the indenture under which the Old Notes were issued did not allow settlement in that combination. In addition, under a recent change to an interpretation of generally accepted accounting principles, we will be required to treat as currently outstanding the shares of common stock issuable upon conversion of the Old Notes, whether or not the conditions permitting the holder to convert have been met or not, thereby affecting our diluted earnings per share. To the extent that Old Notes are tendered in the exchange offer and we issue the New Securities, we will calculate our diluted earnings per common share treating the common stock which might be issuable upon the conversion of the New Securities under the treasury method. For a detailed description of these changes, see "Summary—Material Differences Between the Old Notes and New Securities."

Q:
When will the exchange offer expire?

A:
The exchange offer will expire at 5:00 p.m. New York City time, on December 14, 2004, unless extended or earlier terminated by us. We may extend the expiration date for any reason. If we decide to extend it, we will announce any extensions by press release or other permitted means no later than 9:00 a.m. on the business day after the scheduled expiration of the exchange offer.

Q:
What will you receive in the exchange offer if you tender your Old Notes and they are accepted?

A:
For each $1,000 original principal amount of Old Notes that we accept in the exchange, you will, receive $1,000 original principal amount of New Securities plus an exchange fee in the amount of $2.50. The exchange will be made upon the terms and subject to the conditions set forth in this document and the related letter of transmittal.

Q:
If the Exchange Offer is consummated but you do not tender your Old Notes, how will your rights be affected?

A:
If you do not exchange your Old Notes in this exchange offer, or if your Old Notes are not accepted for exchange, you will continue to hold your Old Notes and will be entitled to all the rights and subject to all the limitations applicable to the Old Notes.

Q:
What amount of Old Notes are we seeking in the exchange offer?

A:
We are seeking to exchange all $160,000,000 of our outstanding Old Notes.

Q:
What is the minimum amount of Old Notes required to be tendered in the exchange offer?

A:
There is no minimum—the exchange offer is not conditioned upon the valid tender of a minimum aggregate original principal amount of Old Notes.

Q:
Will we exchange all of the Old Notes validly tendered?

A:
Yes. We will exchange all of the Old Notes validly tendered pursuant to the terms of the exchange offer, if the exchange offer is consummated.

Q:
What are the conditions to the completion of the exchange offer?

A:
The exchange offer is subject to a limited number of conditions, some of which we may waive in our sole discretion. Most significantly, the registration statement of which this prospectus forms a part must be declared effective by the Securities and Exchange Commission and we must not have terminated or withdrawn the exchange offer, which we may do in our sole discretion. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any tendered Old Notes. Prior to the expiration date of the exchange offer, we reserve the right to terminate, withdraw or amend the exchange offer in our sole discretion for any or no reason. We describe the conditions to the exchange offer in greater detail in the section titled "The Exchange Offer—Conditions for Completion of the Exchange Offer."

Q:
Who may participate in the Exchange Offer?

A:
All holders of the Old Notes may participate in the exchange offer.

Q:
Do you have to tender all of your Old Notes to participate in the exchange offer?

A:
No. You do not have to tender all of your Old Notes to participate in the exchange offer. Old Notes accepted in the exchange will be retired and cancelled.

Q:
Will the New Securities be freely tradable?

A:
Yes. The New Securities are being simultaneously registered under the Securities Act of 1933 on a registration statement of which this prospectus forms a part. The consummation of the exchange offer is contingent on the Securities and Exchange Commission declaring this registration statement effective.

Q:
Will the New Securities be listed?

A:
We have not applied and do not intend to apply for listing of the New Securities on any securities exchange.

Q:
What risks should you consider in deciding whether or not to tender your Old Notes?

A:
In deciding whether to participate in the exchange offer, you should carefully consider the discussion of risks and uncertainties affecting the exchange offer, our business, the New Securities and our common stock described in the section of this memorandum entitled "Risk Factors," and the documents incorporated by reference into this prospectus.

Q:
How do you participate in the exchange offer?

A:
In order to exchange Old Notes, you must tender the Old Notes together with a properly completed letter of transmittal and the other agreements and documents described in the letter of transmittal. If your Old Notes are held through a broker or other third party, or in "street name," you will need to follow the instructions in the letter of transmittal on how to instruct them to tender the Old Notes on your behalf, as well as submit a letter of transmittal and the other agreements and documents described in this document. We describe the procedures for participating in the exchange offer in more detail in the section titled "The Exchange Offer—Procedures for Tendering Old Notes."

Q:
May you withdraw your tender of Old Notes?

A:
Yes. You may withdraw any tendered Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Q:
What happens if your Old Notes are not accepted in the exchange offer?

A:
If we do not accept your Old Notes for exchange for any reason, Old Notes tendered by book entry transfer into the exchange agent's account at The Depository Trust Company will be credited to your account at DTC. Any Old Notes, otherwise tendered, but not accepted for exchange, will be promptly returned to you.

Q:
If you decide to tender your Old Notes, will you have to pay any fees or commissions to us or the exchange agent?

A:
We will pay transfer taxes, if any, applicable to the exchange of Old Notes for New Securities issued to you pursuant to the exchange offer. Additionally, we will pay all other expenses related to the exchange offer, except any commissions or concessions of any broker or dealer.

Q:
How will you be taxed on the exchange of your Old Notes?

A:
Please see the section of this prospectus entitled "Material U. S. Federal Income Tax Considerations." The tax consequences to you of the exchange offer are unsettled and to some extent, will depend on your individual circumstances. You should consult your own tax advisor for a full understanding of the tax consequences of participating in the exchange offer.

Q:
Has the Board of Directors adopted a position on the exchange offer?

A:
Our Board of Directors has approved the making of the exchange offer. However, our directors do not make any recommendation as to whether you should tender Old Notes pursuant to the exchange offer. You must make the decision whether to tender Old Notes and, if so, how many Old Notes to tender.

Q:
Who can you call with questions about how to tender your Old Notes?

A:
You should direct any questions regarding procedures for tendering Old Notes to Citibank, N.A., our exchange agent. Any requests for additional copies of this prospectus, the letter of transmittal or the documents incorporated by reference in this prospectus should be directed to Georgeson Shareholder Communications Inc., our information agent. The addresses and telephone numbers for our exchange agent and our information agent are included on the back cover of this prospectus.

Q:
Where should you send your letter of transmittal and other required documents?

A:
You should send your letter of transmittal and other required documents to Citibank, N.A., our exchange agent. Its address and telephone number are included on the back cover of this prospectus.

Material Differences Between The Old Notes And The New Securities

        The material differences between the Old Notes and the New Securities are illustrated in the table below. The table below is qualified in its entirety by the information contained in this prospectus and the indentures and other documents governing the Old Notes and the New Securities, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. For a more detailed description of the New Securities, see "Description of the New Securities."

	Old Notes	New Securities
Securities Offered	On August 4, 2003, we issued and sold $160,000,000 aggregate original principal amount of our Floating Rate Convertible Senior Notes Due 2023. Each Old Note was issued at a price of $1,000.	Up to $160,000,000 aggregate original principal amount of New Securities, in denominations of $1,000 and integral multiples thereto, offered in exchange for equal original principal amount of Old Notes together with an exchange fee of $2.50.
Settlement Upon Conversion	Upon conversion of Old Notes, we will deliver shares of our common stock or, at our option, cash, at the conversion rate.	Upon conversion of New Securities, we will deliver for each $1,000 original principal amount of New Securities:
•
cash (the "principal return") in an amount equal to the lesser of (a) the accreted principal amount of the New Securities being converted, and (b) the "conversion value" which is equal to (i) the applicable conversion rate, multiplied by (ii) the applicable stock price, as described in "Description of the New Securities—Conversion Rights—General;" and
•
if the conversion value is greater than the accreted principal amount, the number of shares of our common stock (the "net shares") equal to the sum of the daily share amounts, calculated as described under "Description of the New Securities—Conversion Rights—General."

Adjustment to Conversion Rate in Certain Change of Control Transactions	None
We will increase the conversion rate for the New Securities converted in connection with certain change of control transactions occurring prior to July 31, 2010. The amount of the increase in the conversion rate, if any, will be based on the price paid for each share of our common stock in the transaction and the date such transaction occurs. The calculation of the increase is based on a table set forth under "Description of New Securities—Adjustment to Conversion Rate in Certain Change of Control Transactions." No adjustment to the conversion rate will be made if the price per share of common stock in the transaction is less than $40.96 (as adjusted) or more than $200 (as adjusted). If the acquirer in the change of control transaction has publicly traded securities, instead of increasing the conversion rate, we may cause the New Securities to become convertible into the common stock of the acquirer, subject to the settlement provisions described above.

The New Securities

        The following is a brief summary of certain terms of the New Securities. For a more complete description of the terms of the New Securities, see "Description of the New Securities." Capitalized terms used but not defined in this summary shall have the meanings given to such terms elsewhere in this prospectus.

Issuer	Bausch & Lomb Incorporated
Securities
$160,000,000 aggregate original principal amount of 2004 Senior Convertible Securities due 2023, to be issued in denominations of $1,000 and integral multiples of $1,000 in fully registered form, upon exchange for an equal original principal amount of our Old Notes.
Maturity	August 1, 2023, unless earlier converted, redeemed or repurchased by us.
Ranking	The New Securities are our senior obligations and rank equally with all of our other senior unsecured indebtedness.

Cash Interest
The New Securities bear cash interest on the original principal amount from August 1, 2004, the date to which interest has been paid under the Old Notes, or the most recent date to which interest has been paid, at an annual rate equal to six-month LIBOR plus 0.50%, reset semi-annually, which is initially 2.48625%; provided that such rate will never be less than 0% per year. Cash interest will be payable semi-annually in arrears on February 1 and August 1 of each year, each an interest payment date, beginning February 1, 2005, through August 1, 2010. Cash interest will be calculated using the actual number of days in the interest period divided by 360. After August 1, 2010, we will not pay cash interest on the New Securities except as described under "Description of the New Securities—Optional Conversion to Semi-Annual Coupon New Securities upon Tax Event."
Accreted Principal Amount
Beginning August 1, 2010, the New Securities will cease bearing cash interest. Instead, from such date the original principal amount of each note will commence increasing daily by the annual rate of six-month LIBOR plus 0.50%, reset semi-annually, to produce the accreted principal amount. This yield will never be less than zero. The accreted principal amount of the New Securities will compound semi-annually, not daily. On the maturity date of the New Securities, a holder will receive the fully accreted principal amount of the New Securities on that date. The rate of accrual will be applied to the accreted principal amount per note as of the day preceding the most recent yield reset date. Yield reset dates will be February 1 and August 1 of each year, commencing on August 1, 2010. The yield will be calculated using the actual number of days elapsed between the yield reset dates divided by 360. The yield is in addition to contingent interest, if any, which is described below.
Contingent Interest
We will pay additional contingent cash interest to holders of the New Securities during any six-month period from February 1 to July 31, or August 1 to January 31, beginning with the six-month interest period commencing on August 1, 2010, if the average market price of the New Securities for the five trading days ending on the third trading day immediately preceding the first day of the applicable six-month period equals 120%, or more, of the sum of the accreted principal amount and accrued cash interest, if any, for the New Securities as of the day immediately preceding the relevant six-month period.

The amount of contingent interest payable per note in respect of any six-month interest period will be equal to 0.30% of the average trading price of a note for the applicable five trading day reference period. The "five trading day reference period" means the five trading days ending on the third trading day immediately preceding the relevant six-month interest period. Any contingent interest will accrue and be payable February 1 and August 1. For United States federal income tax purposes, the New Securities constitute contingent payment debt.

Optional Conversion to Semi-Annual Coupon New Securities Upon Tax Event
From and after the date of the occurrence of a tax event, as defined herein, following August 1, 2010, we will have the option to elect, in lieu of having the accreted principal amount increase, to have interest accrue and be paid in cash at the rate per year of six-month LIBOR, reset semi-annually, plus 0.50% on a restated principal amount per note equal to the accreted principal amount on such note on the date of the tax event or the date on which we exercise such option, whichever is later.

Such interest shall be payable semi-annually on the interest payment dates of February 1 and August 1 of each year to holders of record at the close of business on the January 15 and July 15 immediately preceding the interest payment date. Interest will accrue from the most recent date to which interest, if applicable, has been paid or provided for or, if no interest has been paid, from the option exercise date. In the event that we exercise our option to pay cash interest in lieu of accreted principal amount, the redemption price, repurchase price and fundamental change payment on the New Securities will be adjusted. However, there will be no change in the holder's conversion rights. See "Description of New Securities—Optional Conversion to Semi-Annual Coupon New Securities upon Tax Event."
Conversion Rights
Holders may convert all or a portion of their New Securities prior to the stated maturity, in multiples of $1,000 original principal amount only if at least one of the conditions described below is satisfied. The initial conversion rate is 16.2760 shares of common stock per $1,000 original principal amount of New Securities, subject to adjustments as described herein. This conversion rate equates to an initial conversion price of approximately $61.44 per share of common stock. We will pay a combination of cash and, to the extent the conversion value exceeds the accreted principal amount, stock. See "Description of New Securities—Conversion Rights."

The conversion rate may be adjusted for certain reasons, but will not be adjusted for increases in the accreted principal amount of the New Securities, accrued cash interest, contingent interest or interest payable upon the occurrence of a tax event. Upon conversion, a holder will not receive any cash payment for increases in the accreted principal amount of the New Securities, contingent interest or, subject to certain exceptions, accrued cash interest or interest payable upon the occurrence of a tax event. Instead, increases in the accreted principal amount, accrued cash interest, contingent interest or interest payable upon the occurrence of a tax event will be deemed paid in full by the conversion value received by the holder on conversion.

New Securities may be surrendered for conversion as provided in "Description of New Securities—Conversion Rights." The ability to surrender New Securities for conversion will expire at the close of business on July 31, 2023.

Conversion based on common stock price. Holders may surrender New Securities for conversion at any time starting with the first day of any calendar quarter commencing after December 31, 2004, if the closing sale price (as defined herein) of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 120% of the accreted conversion price on such last day of the preceding calendar quarter. If the foregoing condition is satisfied, then the New Securities will be convertible at any time at the option of the holder, through maturity. The "accreted conversion price" as of any day will equal the accreted principal amount of the New Securities on that day, divided by the applicable conversion rate of the New Securities on that day, subject to any adjustments to the conversion rate through that day.

Conversion based on trading price of New Securities. Holders may also surrender New Securities for the conversion value at any time prior to August 1, 2020, during the five business day period after any ten consecutive trading day period in which the average trading price per $1,000 original principal amount of the New Securities for the ten trading day period was less than 97% of the product of the average of the closing sale prices of our common stock over the same ten trading day period and the applicable conversion rate upon conversion of $1,000 original principal amount of the New Securities, except that such conversion is not available during the last three years prior to maturity of the New Securities.

Conversion upon redemption. New Securities in integral multiples of $1,000 original principal amount called for redemption may be surrendered for conversion until the close of business on the business day prior to the redemption date.
Conversion upon occurrence of certain corporate transactions.
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Holders may convert the New Securities in the event we are party to a change of control transaction consisting of a consolidation, merger or binding share exchange or a transfer of all or substantially all of our assets pursuant to which our common stock is converted into cash, securities or other property as set forth in the indenture. No change of control is deemed to occur if the holders of our common stock immediately prior to the transaction have, directly or indirectly, more than 50% of the voting power of the then outstanding equity of the surviving entity to vote generally in the election of directors.
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Unless the transaction is a cash take-over transaction, the New Securities may be converted into the right to receive the amount of cash, securities or other assets the Holder would have received if the holder had converted the New Securities for the conversion value immediately prior to the effective date of the transaction. A "cash take-over transaction" is a change of control transaction where 10% or more of the consideration is payable in cash or other property other than publicly traded securities.

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In addition, if we distribute to all holders of our common stock certain rights, options or warrants entitling them to purchase, for a period expiring within 60 days of the record date for determination of holders entitled to receive the distribution, common stock at less than the current market price of the common stock on the record date, or if we make a distribution to all holders of our common stock with a per share value of more than 10% of the closing sale price of our common stock on the trading day immediately preceding the declaration of such distribution, or upon the occurrence of a designated event or if we are party to certain consolidations, mergers or binding share exchanges, New Securities may be surrendered for conversion.
Adjustment to Conversion Rate in Certain Change of Control Transactions and Public Acquirer Change of Control
If a cash take-over transaction occurs on or prior to July 31, 2010, under certain circumstances we will increase the conversion rate for New Securities converted in connection with the transaction by additional shares of common stock. The number of additional shares of common stock by which the conversion rate will increase is based on the date of the transaction and the price per share of common stock in the transaction, interpolated from the table set forth in the indenture. See "Description of New Securities—Adjustment to the Conversion Rate in Certain Change of Control Transactions." Certain transactions are excluded from the definition of change of control under the indenture.

If the acquirer in the change of control transaction has publicly traded securities, instead of increasing the conversion rate, we may cause the New Securities to become convertible into the publicly traded common stock of the acquirer, payable in cash equal to the principal return and the balance in such acquirer common stock, as described above.

The conversion rate is also subject to adjustment upon the occurrence of other events described in the indenture and the New Securities. See "Description of the New Securities—Conversion Rate Adjustments."
Settlement on Conversion	Upon conversion of the New Securities, we will deliver for each $1,000 original principal of New Securities:
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cash (the "principal return") in an amount equal to the lesser of (a) the accreted principal amount of the New Securities being converted, and (b) the conversion value, which is equal to (i) the applicable conversion rate, multiplied by (ii) the applicable stock price, as described in "Description of New Securities—Conversion Rights"; and

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if the conversion value is greater than the accreted principal amount, the number of shares of our common stock (the "net shares") equal to the sum of the daily share amounts for each trading day during the applicable conversion settlement reference period, calculated as described under "Description of the New Securities—Conversion Rights—General."
Redemption at Our Option
Prior to August 1, 2010, the New Securities will not be redeemable. On and after August 1, 2010, we may redeem for cash all or part of the New Securities at any time for a price equal to 100% of the accreted principal amount of the New Securities to be redeemed plus any accrued and unpaid interest to but excluding the redemption date. For more information about redemption of the New Securities at our option, see "Description of the New Securities—Redemption of New Securities at Our Option."
Repurchase at the Option of the Holder
Holders have the right to require us to purchase for cash all or a portion of their New Securities on August 1, 2010, August 1, 2013 and August 1, 2018 (each, a "purchase date"). In each case, the purchase price payable will be equal to 100% of the accreted principal amount of the New Securities to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. For more information about the purchase of New Securities by us at the option of the holder, see "Description of the New Securities—Repurchase at Option of the Holder."
Fundamental Change
If we undergo a change of control or experience the cessation of trading of our common stock, each a "fundamental change," prior to August 1, 2023, you will have the option to require us to purchase any or all of your New Securities for cash. The cash price we are required to pay is equal to 100% of the accreted principal amount of the New Securities to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. For more information about the purchase of New Securities by us at the option of the holder following a fundamental change, see "Description of the New Securities—Repurchase at Option of Holders Upon a Fundamental Change."
Use of Proceeds	We will not receive any proceeds from the exchange of the Old Notes for the New Securities in the exchange offer.
Certain U.S. Federal Income Tax Consequences
See "Material U.S. Federal Income Tax Considerations" for a summary of the material U.S. federal income tax consequences or potential consequences that may result from the exchange of Old Notes for New Securities and from the ownership and disposition of the New Securities and common stock received upon conversion of the New Securities.

We will take the position that the modifications to the Old Notes resulting from the exchange of Old Notes for New Securities will not constitute a significant modification of the terms of the Old Notes for U.S. federal income tax purposes. If, consistent with our position that the exchange of Old Notes for New Securities does not constitute a significant modification of the terms of the Old Notes for U.S. federal income tax purposes, the New Securities should be treated as a continuation of the Old Notes and, there will be no U.S. federal income tax consequences to a holder who exchanges Old Notes for New Securities pursuant to the exchange offer. By participating in the exchange offer, each holder will be deemed to have agreed pursuant to the indenture governing the New Securities to treat the exchange offer as not constituting a significant modification of the terms of the Old Notes. We intend to compute and report, and pursuant to the terms of the Indenture, each holder agrees to compute accruals of original issue discount based upon a yield of 8.28% compounded semi-annually. The U.S. federal income tax consequences of the exchange of Old Notes for New Securities are unsettled, however, and if, contrary to our position, the exchange of the Old Notes for the New Securities does constitute a significant modification to the terms of the Old Notes, the U.S. federal income tax consequences to you could materially differ.
Form
The New Securities will be issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the New Securities will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Trading
We cannot guarantee the liquidity or the development of any trading market for the New Securities. We do not intend to list the New Securities for trading on any automated interdealer quotation system or national securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol "BOL".

Ratio of Earnings to Fixed Changes

	Nine Months Ended		Fiscal Years Ended
	Sept 25, 2004	Sept 27, 2003	Dec 27, 2003	Dec 28, 2002	Dec 29, 2001	Dec 30, 2000	Dec 25, 1999
(Unaudited)
Ratio of earnings to fixed charges	x 5.5	x 3.8	x 4.6	x 3.5	x 2.4	x 3.3	x 3.1

See "Ratio of Earnings to Fixed Charges."

IMPORTANT NOTICE TO READERS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. We may not make exchanges of Old Notes for New Securities and the exchange offer cannot be completed until the SEC declares the registration statement effective. You should read this prospectus and any prospectus supplements together with the information incorporated by reference in this prospectus. See "Where You Can Find More Information" for more information.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

RISK FACTORS

        An investment in the New Securities involves risk. You should carefully consider the risks and uncertainties below and the other information contained or incorporated by reference herein before making a decision to invest in the New Securities. As a result of the following risks, our business, financial condition and results of operations could suffer, in which case our ability to repay the New Securities, or any Old Notes not exchanged in the exchange offer, in accordance with their terms could be diminished.

Risks Related To Our Business

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  We operate in a highly competitive environment, often competing against companies that have substantially more resources than we do. If we are unable to develop, manufacture and market products that compete effectively against our competitors' products, we could experience a material reduction in our sales.

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  If we fail to develop innovative products, fail to efficiently manufacture them, or fail to market our new products effectively, we could experience a material reduction in our sales.

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  If Medicare and other third-party payors, including managed care organizations, do not provide adequate reimbursement for our products and procedures using our products, physicians, hospitals and other health care providers may be reluctant to purchase our products, which could have a material adverse effect on our revenues and profits. Government and private sector initiatives to limit the growth of healthcare costs may result in regulation of pricing. Collective purchasing groups of health care providers also create pricing pressure on our products. All of these actions may reduce our revenue.

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  Our business is subject to many economic factors that are largely out of our control. For example, during periods of weak or uncertain economic conditions, sales of our products used in elective surgical procedures may decline as consumers may be less willing to incur these costs, thereby causing the overall number of procedures to decline. Similarly, during periods of localized disease outbreak, consumers may be less willing to enter healthcare facilities for elective procedures. If this reduction persists, sales of our equipment and disposable products used in these surgeries may decline and buyers of our equipment may be unable to make payments to us on our laser refractive surgical equipment, reducing our profitability.

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  If we fail to maintain close relationships with healthcare providers, including ophthalmologists, optometrists, opticians, hospitals, ambulatory surgical centers, corporate optometry chains and group purchasing organizations, purchases of our products may decline and our business, financial condition and results of operations could be materially and adversely affected.

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  A majority of our business is outside the United States and we face increased costs, market and currency fluctuations, changing regulatory requirements and other business risks, any of which may, individually or as a group, have a material adverse effect on our business and results of operations.

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  Our business and that of our competitors is dependent on proprietary technologies and the various legal protections afforded our intellectual property rights provide only limited protection against competitors gaining access to our proprietary technology and reducing our competitive position. Litigation, both to enforce our rights and to defend our use of technology against claims by others that we have infringed their rights, is costly and the results uncertain. Adverse determinations may require securing licenses, ceasing product sales, developing redesigned products or brands, or other remedies which could adversely effect our business and results of operations.

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  The research, development, testing, manufacturing and marketing of our products are subject to extensive governmental regulation in the United States and throughout our other markets. The approval process by the FDA and other regulatory agencies is lengthy and expensive and a product may never gain approval. When regulatory agencies delay product approvals or impose additional approval requirements or restrictions on products we market, we may incur substantial additional costs and experience delays or difficulties in marketing and selling these products.

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  As manufacturers and marketers of pharmaceuticals, medical devices and surgical equipment and instruments, we sell products which can pose health risks. If a manufacturing or performance problem arises, we may be required by regulatory authorities to recall or withdraw a product from the market or we may voluntarily elect to do so. We may face claims for personal injury or other product liability.

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  We use hazardous materials and must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how we do business.

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  If we experience a prolonged disruption in the operation of our own or one of our third party manufacturer's manufacturing facilities, whether due to technical, labor or other difficulties, or if a facility were damaged or destroyed, the disruption could materially harm our business, financial condition and operating results.

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  If we fail to attract, hire and retain qualified personnel, we may not be able to design, develop, market or sell our products or successfully manage our business.

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  Certain of our product lines are, from time to time, subject to adverse effects of one or more of the foregoing risks more than the others, although each of our products lines experiences the effects of each of the risks from time to time. For example,

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  Both of our vision care product lines, contact lens and lens care, are distributed in highly competitive markets. To successfully compete, we need frequent new product introductions and competitive pricing, which require constant innovation and efficient production, marketing and distribution. Many products are based on developing new technology. Our success in developing products is based on extensive and expensive research and development efforts, which may not result in successful products. We, and our competitors, seek to preserve the advantages of technological developments from others through legal protection of the intellectual property rights.

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  Many of our pharmaceuticals products are highly regulated and require extensive testing and approvals prior to marketing. Products we develop may not satisfy regulatory requirements for safety and efficacy. In addition, the testing and approval process may substantially delay, and increase the cost of, product introduction.

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    Sales of our cataract, vitreoretinal and pharmaceutical products require us to successfully maintain relationships with health care providers such as ophthalmologists, hospitals, and ambulatory surgical centers both to satisfy their needs for functionality, reliability and price. Factors outside our control such as government and private sector initiatives to limit the growth of healthcare costs have resulted in reductions in reimbursement rates for products and procedures by third party payers. This includes set reimbursements in some markets for cataract surgery and intraocular lenses. The emphasis on competition among third party payers such as Medicare, Medicaid and private health care insurers by government and private employers may adversely affect sales of our products if health care providers cannot receive adequate compensation and may create additional price pressures which could adversely affect our profits.

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    Health care providers use our refractive surgical products primarily for elective procedures which are generally not paid for or reimbursed by third party payers. Elective surgery is particularly sensitive to economic conditions; patients may be reluctant to incur the cost of an elective procedure which will not be reimbursed in a time of economic uncertainty. In addition, health care providers are less likely to invest in new equipment when procedures are reduced or may be less able to obtain financing for such purchases.

Risks Related to the New Securities and our Common Stock

We may be unable to pay the principal return upon conversion of the New Securities or repurchase the New Securities for cash on specified dates or following a fundamental change, as required by the indenture governing the New Securities.

        Upon conversion of the New Securities, we will pay in cash the principal return of the New Securities. In addition, the holders of the New Securities have the right to require us to repurchase the New Securities in cash on specified dates and upon the occurrence of a fundamental change prior to maturity. Any of our future debt agreements may contain similar provisions. We cannot assure that we would have sufficient financial resources to pay the principal return or to repurchase the New Securities at those times or the ability to arrange the necessary financing on acceptable terms. In addition, our ability to pay the principal return or to repurchase the New Securities may be limited by the terms of other agreements relating to our debt outstanding at the time. However, if we fail to pay the principal return or repurchase the New Securities as required by the indenture, the failure would constitute an event of default under the indenture governing the New Securities. Such a default may also result in the acceleration of the maturity of our then outstanding indebtedness under other indentures or agreements.

The conversion rate of the New Securities may not be adjusted for all dilutive events.

        The conversion rate of the New Securities is subject to adjustment for certain events including, among others, stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, or capital stock, or cash in excess of certain thresholds, to holders of our common stock and certain tender or exchange offers described under "Description of the New Securities—Conversion Rate Adjustments." The conversion rate will not be adjusted for other events, such as an issuance of our common stock for cash, that may adversely effect the trading price of the New Securities or our common stock. We cannot assure that events which adversely affect the value of the New Securities but do not result in an adjustment to the conversion rate will not occur.

The number of additional shares payable on conversion in the event of a change of control which is a cash take-over transaction, as defined in the indenture, may not completely compensate you for the lost option time value of your New Securities as a result of the transaction.

        Under certain circumstances, if we undergo a change of control prior to July 31, 2010 which is a cash take-over transaction, a transaction in which holders of our common stock received 10% or more of the consideration in cash, the conversion rate will be increased by a number of additional shares. The number of additional shares is based upon the date of the transaction and the price paid for each share common stock The increase in the conversion rate is designed to compensate the holder for the lost option time value of the New Securities as a result of the cash take-over transaction, however, the increase is only an approximation of this lost value and may not completely compensate the holder for the loss. If the price paid per share of our common stock in the transaction is below $40.96 (as adjusted) or above $200 (as adjusted), the conversion rate will not be increased. In addition, if the acquirer in the cash take-over transaction has publicly traded securities, we may elect to cause the New Securities to be convertible into the publicly traded common stock of the acquirer and no additional shares will increase the conversion rate. See "Description of the New Securities—Adjustment to Conversion Rate in Certain Change of Control Transactions" and "—Public Acquirer Change of Control."

The trading prices for the New Securities will be directly affected by the trading prices of our common stock.

        The trading prices of the New Securities in the secondary market will be directly affected by the trading prices of our common stock and the overall condition of the financial and credit markets. It is impossible to predict the price of our common stock. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the New Securities, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock. Any trading by arbitrageurs could, in turn, affect the trading prices of the New Securities.

We are subject to a new accounting rule that, when adopted, will result in lower earnings per share on a diluted basis.

        In September 2004, the EITF reached a final consensus on Issue 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings per Share, addressing when the dilutive effect of contingently convertible debt with a market price trigger should be included in diluted earnings per share (EPS). According to the final consensus, these securities should be treated as convertible securities and included in dilutive EPS calculations (if dilutive) regardless of whether the market price trigger has been met. The EITF agreed that the final consensus would be effective for all periods ending after December 15, 2004 and would be applied by retroactively restating previously reported EPS.

        We have followed the existing interpretation of FAS 128, which requires inclusion of the impact of the conversion of the Old Notes only when and if the conversion thresholds based on the market value of our common stock and of the Old Notes are reached. As the conversion thresholds have not been reached, we have not included the impact of the conversion of our Old Notes in our computation of diluted earnings per share through the periods ended September 25, 2004. Under the new interpretation, we will be required to treat as currently outstanding the shares of common stock issuable upon conversion of the Old Notes, whether or not the conditions permitting the holder to convert have been met, thereby affecting our diluted earnings per shares, and requiring us to restate previously reported earnings per share to reflect lower diluted earnings per share than previously reported for periods subsequent to the issuance of the Old Notes. If the exchange offer is completed prior to the effective date of the new rule, the restated diluted earnings per share will be calculated under the terms of the New Securities to the extent of the exchange. Based on our estimate of the impact of EITF Issue 04-8, quarterly earnings per share (starting with the third quarter 2003 when the Old Notes were issued) would decrease between $0.00 and $0.02 per quarter, with the full-year 2004 results decreasing between $0.8 and $0.10 if the exchange offer is not completed prior to the effective date of the new rule.

Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the New Securities.

        The market price of the New Securities will be based on a number of factors, including:

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  our ratings with major credit rating agencies;

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  prevailing interest rates being paid by companies similar to us; and

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  the overall condition of the financial and credit markets.

        The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price of the New Securities.

        In addition, credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate industries as a whole and may change their credit rating for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the New Securities. A negative change in our credit ratings could have an adverse effect on the price of the New Securities.

If you hold New Securities, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold these New Securities, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your New Securities and in limited cases under the anti-dilution adjustments of the New Securities. For example, in the event that an amendment is proposed to our restated certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

        We are not restricted from issuing additional common stock during the life of the New Securities and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the New Securities.

There is no established trading market for the New Securities and no guarantee that a market will develop or that you will be able to sell your New Securities.

        There is no established public trading market for the New Securities. The New Securities will not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for the New Securities will develop or, if such market develops, that you will be able to sell your New Securities. If a trading market does not develop or is not maintained, holders of the New Securities may experience difficulty in reselling, or an inability to sell, the New Securities. If a market for the New Securities develops, any such market may be discontinued at any time. If a public trading market develops for the New Securities, future trading prices of the New Securities will depend on many factors, including, among other things, the price of our common stock, prevailing interest rates, our operating results and the market for similar securities. Depending on the price of our common stock, prevailing interest rates, the market for similar securities and other factors, including our financial condition, the New Securities may trade at a discount from their principal amount.

Risks Relating to the Exchange Offer

You should consider the U.S. federal income tax consequences of owning the New Securities

        Under the indenture governing the Old Notes, we agreed, and by acceptance of a beneficial interest in an Old Note each holder of an Old Note is deemed to have agreed, to treat the Old Notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments. Similar provisions are included in the indenture governing the New Securities. Under the Treasury regulations governing contingent payment debt instruments, interest accrues on such an instrument for U.S. federal income tax purposes at the comparable yield (rather than any stated interest rate), which is the yield the issuer could have issued a nonconvertible fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to the issued contingent payment debt instrument. At the time the Old Notes were issued, we determined the comparable yields to be 8.28%. Assuming that the exchange of the Old Notes for the New Securities does not constitute a significant modification of the terms of the Old Notes and therefore, the New Securities will be treated as a continuation of the Old Notes for U.S. federal income tax purposes, interest on the New Securities will accrue for U.S. federal income tax purposes at the comparable yield that we determined to accrue interest income on the New Securities on a constant yield to maturity basis at the applicable comparable yield as set forth above (subject to certain adjustments), with the result that a U.S. holder generally will recognize taxable income significantly in excess of regular interest payments received while the New Securities are outstanding.

        Additionally, you will recognize gain or loss on the sale, purchase by us at your option, exchange, conversion or redemption of a note in an amount equal to the difference between the amount realized, including the fair market value of any of our common stock received, and your adjusted basis in the New Securities. Any gain recognized by you on the sale, purchase by us at your option, exchange, conversion or redemption of a note will be treated as ordinary interest income; any such loss will be ordinary to the extent of the interest previously included in income and, thereafter, as capital loss. A discussion of the U.S. federal income tax consequences of ownership of the New Securities is contained in the prospectus under the heading "Material U.S. Federal Income Tax Considerations." Holders of the New Securities may face undesirable U.S. federal income tax consequences by owning the New Securities.

We will take the position that there is no significant modification of the Old Notes in the exchange for the New Securities and the exchange fee; however, the United States federal income tax consequences of the exchange of the Old Notes for the New Securities are unsettled.

        We intend to take the position that the modifications to the Old Notes resulting from the exchange of Old Notes for New Securities and payment of the exchange fee will not constitute a significant modification of the Old Notes for tax purposes. That position, however, is subject to uncertainty and could be challenged by the IRS. Consistent with our position, the New Securities will be treated as a continuation of the Old Notes and, apart from the receipt of the exchange fee, there will be no U.S.

federal income tax consequences to a holder who exchanges Old Notes for New Securities pursuant to the exchange offer. The U.S. federal income tax consequences of the exchange offer are unsettled, however, and if, contrary to our position, the exchange constitutes a significant modification, the tax consequences to you could materially differ. For example, under one possible alternative characterization, a holder could be required to recognize ordinary income in an amount equal to the excess of the fair market vale of the New Securities received in the exchange over the holder's adjusted tax basis in the Old Notes (which excess is likely to be substantial in the case of a holder who purchased the Old Notes in the initial offering). See "Material U. S. Federal Income Tax Consequences—Consequences of the Exchange Offer" for more information.

        We intend to treat payment of the exchange fee as ordinary income to holders participating in the exchange offer and to report such payments to holders and the IRS for information purposes in accordance with such treatment. Therefore, the receipt of the exchange fee by a Non-U.S. Holder (as defined in "Material United States Federal Income Tax Consequences") participating in the exchange offer may be subject to U.S. federal withholding tax. See "Material U. S. Federal Income Tax Consequences—Consequences of the Exchange Offers" for more information.

If you do not exchange your Old Notes, the Old Notes you retain may become less liquid as a result of the exchange offer.

        If a significant number of Old Notes are exchanged in the exchange offer, the liquidity of the trading market for the Old Notes, if any, after the completion of the exchange offer may be substantially reduced. Any Old Notes exchanged will reduce the aggregate number of Old Notes outstanding. As a result, the Old Notes may trade at a discount to the price at which they would trade if the transactions contemplated by this prospectus were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the Old Notes will exist or be maintained and we cannot assure you as to the prices at which the Old Notes may be traded.

Our Board of Directors has not made a recommendation with regard to whether or not you should tender your Old Notes in the exchange offer and we have not obtained a third-party determination that the exchange offer is fair to holders of the Old Notes.

        We are not making a recommendation as to whether holders of the Old Notes should exchange them. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of the exchange offer and/or preparing a report concerning the fairness of the exchange offer. We cannot assure holders of the Old Notes that the value of the New Securities received in the exchange offer will in the future equal or exceed the value of the Old Notes tendered and we do not take a position as to whether you ought to participate in the exchange offer.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference may contain a number of statements that involve predictions of our future performance, and are dependent on a number of factors affecting our performance. We use the words "anticipate," "should," "expect," "estimate," "project," "will," "are likely," "believe" and similar expressions to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be relied upon only as of the date of the document in which they are contained.

        Wherever possible, specific factors that may impact performance materially have been identified in connection with specific forward looking statements. Additional risks and uncertainties include, without limitation, those discussed under "Risk Factors" as well as:

  •
  the impact of competition, seasonality and general economic conditions in the contact lens and lens care, cataract, refractive and surgical and pharmaceutical markets where our businesses compete;

  •
  changes in global and localized economic and political conditions, effects of localized disease outbreaks, effects of war or terrorism, changing currency exchange rates;

  •
  changing trends in practitioner and consumer preferences and tastes;

  •
  changes in technology and medical developments relating to the use of our products;

  •
  legal proceedings initiated by or against us;

  •
  the impact of company performance on our financing costs;

  •
  changes in government regulation of our products and operations;

  •
  changes in private and regulatory schemes providing for the reimbursement of patient medical expenses;

  •
  changes in our credit ratings, or the cost of access to sources of liquidity;

  •
  the financial well-being and commercial success of our key customers;

  •
  the performance by third parties upon whom we rely for the provision of goods or services;

  •
  our ability to secure intellectual property protections, including patent rights, with respect to our key technologies;

  •
  difficulties or delays in the development, production, laboratory and clinical testing, regulatory approval or marketing of our products;

  •
  the continued successful implementation of our efforts to manage and reduce costs and expenses;

  •
  the effect of changes within our organization, including the selection and development of our management team; and

  •
  such other factors as are described in greater detail in our filings made from time to time with the SEC, both before and after the date of this prospectus.

BAUSCH & LOMB INCORPORATED

        Unless the context indicates otherwise, the terms "we", "our" and "ours" are used herein to refer to Bausch & Lomb Incorporated and its consolidated subsidiaries. Per share amounts in this section reflect diluted average shares outstanding for the applicable period.

Company Overview

        We are a world leader in the development, manufacture and marketing of eye health products. Our core businesses include soft and rigid gas permeable contact lenses and lens care products and ophthalmic surgical and pharmaceutical products. Our business was founded in 1853 and incorporated in the State of New York in 1908. Our principal executive offices are located at One Bausch & Lomb Place, Rochester, New York 14604. Our telephone number is (585) 338-6000.

        The Bausch & Lomb brand connotes 150 years of experience in improving vision. We employ approximately 11,500 people worldwide and our products are available in more than 100 countries. Our customers include licensed eye care professionals, health care products retailers, independent pharmacies, drug stores, food stores and mass merchandisers, ophthalmic surgeons, hospitals, ambulatory surgery centers and distributors. For commercial operations, we are organized into three geographic segments: the Americas; Europe, Middle East and Africa (EMEA); and Asia. Our additional operating segments, which are managed on a global basis, are the Research, Development and Engineering organization and the Global Supply Chain Organization.

        Our strategy is to target those portions of the eye health market with strong growth potential or good profit margins or both. We believe our fundamental strengths—sound strategy, excellent technology, global infrastructure and strong brand—will permit us to take advantage of the opportunities in both mature and developing markets.

Products

Contact Lenses

        Revenues from contact lenses constituted 29 percent of our total revenues in fiscal year 2003. We pioneered the development of soft contact lenses technology and in 2003 we were the third largest manufacturer of contact lenses in the world. Our product portfolio is one of the broadest in the industry and includes traditional, planned replacement disposable, daily disposable, multifocal, continuous wear and toric soft contact lenses and rigid gas permeable (RGP) materials. These products are marketed by our own sales force and through distributors to licensed eye care professionals and health product retailers. We believe our contact lenses marketed under the Bausch & Lomb®, Medalist™, Boston®, SofLens® and PureVision™ trademarks receive broad recognition from consumers and eye care professionals.

        We estimate the contact lens market to be $4.0 billion and growing in the mid-single digits annually on a global basis, with certain segments growing more quickly than others. Our strategy is to focus our development efforts in what we believe are the faster-growing sustainable market segments, while capitalizing on the breadth of our entire portfolio. Our SofLens66 Toric lens, a planned replacement lens for people with astigmatism, is the leading toric lens worldwide. The SofLens Multi-Focal lens, a cast-molded multifocal lens for people with presbyopia, is the number-one prescribed multifocal lens in the United States and Europe. The PureVision spherical (or non-toric) contact lens, our breakthrough silicone hydrogel lens for up to thirty days of wear, is gaining share outside the United States and we recently launched a toric version of the product in Europe. While we have presently discontinued the sale of the PureVision line in the United States due to adverse patent lawsuit rulings, we will launch both the spherical and toric versions of the product after the expiration of the patents in question in April 2005. In the second quarter of 2004, we launched the SofLens One Day lens in Japan under the Medalist brand name. Japan is the world's second-largest contact lens market. We are awaiting regulatory approvals and expect to launch a two-week disposable spherical (or non-specialty) lens, as well as our multi-focal and PureVision contact lenses into this important market over the next two years. Longer-term, we believe our contact lens business will grow as a result of new products—especially silicone hydrogel offerings—and further global market expansion.

Lens Care

        Revenues from lens care products constituted 25 percent of our total revenues in fiscal year 2003. Our lens care products include multi-purpose solutions, enzyme cleaners and saline solutions. These products are marketed by our sales force and through distributors to licensed eye care professionals, health product retailers, independent pharmacies, drug stores, food stores and mass merchandisers. We believe we have developed significant consumer and eye care professional recognition of our lens care products marketed under the Bausch & Lomb, ReNu®, ReNu MultiPlus®, Sensitive Eyes® and Boston trademarks.

        We estimate the size of the global lens care market to be $1.7 billion. It is a flat to declining market and relatively mature, but very profitable and cash generative. We are the global leader in market share for lens care products. Our strategy is to outpace market trends and increase our share through continued leadership in the multi-purpose segment, the only growing category in the overall lens care market. Our flagship brand, ReNu, has the leading market position in this segment in the United States and our Boston brand of products for RGP lens care holds a commanding share of the market in the United States and is the market leader worldwide. In the third quarter of 2004, we introduced ReNu with MoistureLoc™, an all-new multi-purpose solution, in the United States and Europe. This is the first multi-purpose product with a labeling claim approved by the United States Food and Drug Administration (FDA) that it provides sustained comfort and may help improve comfort for patients experiencing contact lens dryness—one of the leading causes of dropouts. We will expand the availability of ReNu with MoistureLoc into Asian markets in 2005, as well as launch ReNu MultiPlus in Japan.

Pharmaceuticals

        Revenues from pharmaceuticals products comprised 23 percent of consolidated revenues in fiscal year 2003. Our pharmaceutical product category includes generic and branded prescription ophthalmic pharmaceuticals, ocular vitamins, over-the-counter medications, nutraceuticals and vision accessories. Pharmaceutical products are marketed by our sales force and distributed through wholesalers, independent pharmacies, drug stores, food stores, mass merchandisers and hospitals. We believe that we have developed broad consumer recognition for our pharmaceutical products marketed under the Bausch & Lomb, Dr. Mann Pharma, Chauvin, Laboratoire Chauvin, Opcon-A®, Ocuvite®, PreserVision®, Lotemax® and Alrex® trademarks.

        We estimate the ophthalmic pharmaceuticals market to be $8.4 billion worldwide, growing in the mid-to-upper single digits annually. Recently, our growth in this product category has been largely driven by our lines of ocular vitamins, especially PreserVision, a patented vitamin supplement sold over the counter, often on the recommendation of eye care professionals. The exact formulation of vitamins and minerals in PreserVision was shown in a 10-year study by the National Eye Institute to reduce the risk of blindness for patients with high risk of developing age-related macular degeneration. This formulation was introduced in several additional European and Asian markets throughout 2003 and 2004, and in the third quarter of 2004, a soft gel version of the original formula as well as a line extension replacing beta carotene with lutein were launched in the United States, with global launches to follow. Our U.S. vitamins market share is more than 70%. Our strategic focus for the pharmaceuticals category is on proprietary ophthalmic products, continued expansion of the vitamin business, and drug delivery technologies for vitreoretinal diseases. We will launch Lotemax and Alrex, our prescription eye drops incorporating loteprednol etabonate, in markets outside the United States in 2005. In addition, we are awaiting FDA approval for Zylet™, a new product combining loteprednol etabonate with tobramycin, an antibiotic, and expect to launch this product in the United States in 2005. We also anticipate an FDA approval for and U.S. launch of our Retisert™ implant to treat posterior uveitis in the United States in 2005 and in Europe in 2006.

Cataract and Vitreoretinal

        Cataract and vitreoretinal revenues comprised 16 percent of our fiscal 2003 revenues. Cataract surgery is the most commonly performed surgical procedure in the U.S. today. Our cataract and vitreoretinal offerings include a broad line of intraocular lenses (IOLs) as well as the Millennium line of phacoemulsification equipment. Phacoemulsification is the procedure by which the patient's natural lens is extracted during cataract surgery. We also sell disposable surgical packs and instruments that are used during the procedure. Our cataract and vitreoretinal surgery products and equipment are marketed by our sales force and through distributors to ophthalmic surgeons, hospitals and ambulatory surgery centers. We believe we have developed substantial professional recognition for our products marketed under the Bausch & Lomb, SofPort™, Millennium, Hydroview, Amvisc™, Storz® and Akreos trademarks.

        We estimate the global cataract and vitreoretinal market to be $2.8 billion growing in the mid-single digits annually. In 2003 we were the third largest competitor in this market, but with the combination of two smaller competitors in 2004, we are now the fourth largest competitor in this space. Our goal in the cataract and vitreoretinal category is to improve our market share position. We believe we can do this through continued technological advances and geographic expansion for our SofPort and Akreos lines of IOLs, and increased Millennium phacoemulsification equipment placements, which should in turn lead to increased annuity sales of disposables and surgical packs.

Refractive

        Revenues from products used in refractive surgery accounted for seven percent of our 2003 revenues. Our products in this category include lasers, microkeratomes, diagnostic equipment and other products used in the LASIK (Laser Insitu Keratomileusis) surgical procedure. Our refractive surgery products are marketed by our sales force and through distributors to ophthalmic surgeons, hospitals and ambulatory surgery centers. We believe we have developed substantial professional recognition of our refractive surgery products and equipment marketed under the Hansatome™, Technolas® and Zyoptix™ trademarks.

        We estimate the global refractive surgery market to be $535 million. Our strategy is to improve our market share of LASIK procedures in the United States and to increase the number of custom LASIK procedures in markets outside the United States, which will increase our annuity stream of revenues from procedural fees and microkeratome blades. This would have the added benefit of increasing the profitability of this business, as annuity products generally carry higher operating margins than capital equipment. Our Hansatome microkeratome, the precision cutting tool to create the corneal flap, is the most widely used microkeratome today. We also manufacture and market the disposable blades that are replaced after each LASIK procedure. We will launch a next generation microkeratome with extra precision blades in 2005. In markets outside the United States, our Technolas 217z laser is the most widely used laser due to its superb outcomes and low retreatment rates. In the United States, ours was the sixth major laser introduced to the market, and our share of laser placements is considerably less. In 2003, we received FDA approval for the Zyoptix system, a product commercially available outside the U.S. since 2000 that provides personalized refractive surgery using advanced and proprietary diagnostic instruments and proprietary algorithms to create customized firing patterns for an upgraded laser. The Zyoptix system offers patients a chance for better outcomes as compared to non-customized LASIK. Our U.S. refractive business has posted significant growth since the commercial introduction of the Zyoptix system. We also launched our Technolas z100 laser in Europe and Asia during 2003. This technology enhances the Technolas 217z laser incorporating iris recognition software and a faster laser head to reduce overall procedure time and increase the accuracy of results.

Suppliers and Customers

        We purchase the materials and components for each of our product categories from a wide variety of suppliers. We believe that the loss of any one supplier would not adversely affect our business to a significant extent.

        Our five product categories have different customer bases, from local drug stores to hospital chains to independent practitioners and combined purchase organizations for managed care organizations. No material part of our business, taken as a whole, is dependent upon a single or a few customers.

Patents and Licenses

        We actively pursue technology development and acquisition as a means to enhance our competitive position. While in the aggregate our patents are of material importance to our business taken as a whole, no single patent or patent license or group of patent licenses relating to any particular product or process is material to any product category. On July 1, 2004, we, CIBA Vision Corporation (CIBA) and CIBA's parent company, Novartis AG, reached a final settlement agreement that resolves disputes between us in various patent infringement lawsuits and associated patent proceedings and discontinues those legal and patent proceedings. The parties have further agreed to cross-license rights to their silicone hydrogel contact lens technologies. We will pay CIBA a royalty on net U.S. sales of PureVision brand contact lenses until 2014 and on net sales outside the U.S. until 2016. The settlement permits us to resume sale and manufacture of PureVision brand contact lenses in the United States after April 27, 2005. PureVision brand lenses will continue to be available outside the United States under prior court decisions and other arrangements agreed to by the parties.

Seasonality and Working Capital

        Because of the nature of the products sold, we are not significantly impacted by seasonality issues. In general, the working capital requirements in each of our segments are typical of those businesses.

Competition and Markets

        We market each of our product categories throughout the world. Each category is highly competitive in both U.S. and non-U.S. markets. For all products, we compete on the basis of product performance, quality, technology, price, service, warranty and reliability.

Research and Development

        Research and development constitutes an important part of our activities. Research and development expenditures included in continuing operations totaled $150 million in 2003, as compared to $128 million in 2002 and $122 million in 2001.

Government Regulation

        Our products are subject to regulation by governmental authorities in the United States and other markets. These authorities, including the FDA in the United States, generally require extensive testing of new products prior to sale and have jurisdiction over the safety, efficacy and manufacturing of products, as well as product labeling and marketing. In most cases, significant resources must be spent to bring a new product to market in compliance with these regulations. The regulation of pharmaceutical products and medical devices, both in the United States and in other markets, has historically been subject to change. Delays in the regulatory approval process may result in delays in coming to market with new products and extra costs to satisfy regulatory requirements.

PRICE RANGE OF COMMON STOCK; DIVIDENDS

        Our common stock trades on the New York Stock Exchange, or NYSE, under the symbol "BOL." The following table sets forth on a per share basis the high and low intra-day prices on the NYSE, based upon published financial sources for our common stock and the dividends declared on each share of common stock for the periods indicated.

        For a more detailed discussion of our common stock, see "Description of Our Common Stock."

	Common Stock Price
	High	Low	Dividend
Fiscal Year 2001
First Quarter	$54.93	$35.50	$0.26
Second Quarter	49.63	35.70	0.26
Third Quarter	38.45	27.56	0.26
Fourth Quarter	37.90	27.20	0.26
Fiscal Year 2002
First Quarter	$44.80	$36.35	$0.26
Second Quarter	42.56	32.70	0.13
Third Quarter	34.70	27.17	0.13
Fourth Quarter	38.29	27.80	0.13
Fiscal Year 2003
First Quarter	$37.00	$29.35	$0.13
Second Quarter	40.74	32.11	0.13
Third Quarter	45.74	36.05	0.13
Fourth Quarter	52.66	43.70	0.13
Fiscal Year 2004
First Quarter	$61.64	$50.70	$0.13
Second Quarter	66.67	57.63	0.13
Third Quarter	69.00	57.42	0.13
Fourth Quarter (through November 12, 2004)	69.00	57.17	0.13

        The reported last sale price of our common stock on November 12, 2004, on the NYSE was $61.69 per share. As of September 25, 2004, there were 53,150,574 shares of common stock outstanding, and 319,640 shares of our Class B stock, which are identical with the common stock with respect to dividend and liquidation rights, and vote together as a single class for all purposes.

        We customarily pay quarterly dividends on our common stock. On April 25, 2002, we announced that we were reducing our quarterly dividend per share from $0.26 to $0.13, beginning July 1, 2002.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended		Fiscal Years Ended
	Sept 25, 2004	Sept 27, 2003	Dec 27, 2003	Dec 28, 2002	Dec 29, 2001	Dec 30, 2000	Dec 25, 1999
(Unaudited)
Ratio of earnings to fixed charges	x 5.5	x 3.8	x 4.6	x 3.5	x 2.4	x 3.3	x 3.1

For the purpose of this ratio: (i) earnings consist of income before fixed charges and income taxes, and (ii) fixed charges consist of interest and debt expense on all indebtedness (without reduction for interest capitalized) and that portion of rental payments on operating leases estimated to represent an interest factor. The calculation of our ratio of earnings to fixed charges is contained as Exhibit 12 to the registration statement of which this prospectus forms a part.

DESCRIPTION OF THE NEW SECURITIES

        We will issue up to $160,000,000 aggregate original principal amount of New Securities in the exchange offer and pursuant to this prospectus. The actual principal amount of New Securities to be issued will equal the principal amount of the Old Notes accepted in the exchange. We will issue the New Securities under an indenture dated September 1, 1991, as amended by Supplemental Indenture No. 1 dated May 13, 1998, Supplemental Indenture No. 2 dated July 29, 1998, Supplemental Indenture No. 3 dated November 23, 2002, Supplemental Indenture No. 4, dated August 1, 2003, Supplemental Indenture No. 5, dated August 4, 2003, and Supplemental Indenture No. 6, covering the New Securities (collectively, the "Indenture") between us and Citibank, N.A., as trustee. A copy of the indenture is available from us, and on the website of the Securities Exchange Commission (www.sec.gov) as an exhibit to the registration statement of which this prospectus forms a part. The following is a summary of certain provisions of the indenture does not purport to be complete. Reference should be made to the complete terms of all provisions of the indenture, including the definitions of certain terms contained therein. Certain definitions of terms used in the following summary are set forth under "Certain Definitions" below. As used in this section, the terms "we," "us" and "our" refer to Bausch & Lomb Incorporated, but not any of our subsidiaries, unless the context requires otherwise. When we refer to "common stock," we mean Bausch & Lomb Incorporated Common Stock, par value $0.40.

General

        We will issue up to $160,000,000 aggregate original principal amount of New Securities in exchange for the Old Notes in the exchange offer. The New Securities will be issued in denominations of $1,000 and integral multiples of $1,000 in fully registered form. The New Securities are exchangeable and transfers of the New Securities will be registrable without charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such exchanges or transfers.

Ranking

        The New Securities are our direct, unsecured and unsubordinated obligations. The New Securities rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness. As of September 25, 2004, we had approximately $840 million of unsecured and unsubordinated long-term indebtedness outstanding. Since the New Securities will not be guaranteed by our subsidiaries, the New Securities will be structurally subordinated to all liabilities of our subsidiaries. As of September 25, 2004, our subsidiaries had outstanding approximately $2.6 million of long-term indebtedness. The indenture contains no restrictions on the amount of additional indebtedness that we may issue under it.

Interest

        The New Securities will bear cash interest at an annual rate equal to six-month LIBOR plus 0.50%, reset semi-annually in advance; provided that such rate will never be less than 0% per year. The interest rate in effect for the initial interest period is 2.48625%. The New Securities will bear cash interest on the original principal amount as a continuation of the accrued on the Old Notes from August 1, 2004, or from the most recent date to which interest has been paid or provided for, until August 1, 2010. During such period, interest will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2005, to holders of record at the close of business on the January 15 and July 15 immediately preceding such interest payment date. Each payment of interest on the New Securities will include interest accrued through the day before the applicable interest payment date (or purchase, redemption or, in certain circumstances, conversion date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.

        The interest rate for each interest period after the initial interest period will be reset semi-annually on each interest payment date, and the New Securities will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to six-month LIBOR plus 0.50%; provided that such rate will never be less than 0% per year.

        The interest rate in effect for the New Securities on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding such interest reset date or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date. The interest reset dates are February 1 and August 1 of each year. The determination date will be the second London Business Day immediately preceding the applicable interest reset date.

        LIBOR will be determined by the calculation agent as of the applicable determination date in accordance with the following provisions ("six-month LIBOR"):

  (a)
  the rate for six-month deposits in U.S. dollars commencing on the related interest reset date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the interest determination date; or

  (b)
  if no rate appears on the particular interest determination date on the Moneyline Telerate Page 3750, the rate calculated by the trustee as the arithmetic mean of at least two offered quotations obtained by the trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Trustee with its offered quotation for deposits in U.S. dollars for the period of six months, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

  (c)
  if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the trustee as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular interest determination date by three major banks in The City of New York selected by the trustee for loans in U.S. dollars to leading European banks for a period of six months and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

  (d)
  if the banks so selected by the trustee are not quoting as mentioned in clause (c), six-month LIBOR in effect on the preceding interest determination date.

        "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

        In addition, we will pay contingent interest on the New Securities under the circumstances described below under "—Contingent Interest."

        If the maturity date of the New Securities falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any interest reset date or interest payment date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that interest reset date and interest payment date will be postponed to the next date that is a LIBOR Business Day, provided, however, that if such LIBOR Business Day is in the next calendar month, such interest reset date and interest payment date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day.

        "LIBOR Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.

        "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        The trustee will act as the calculation agent.

        Beginning August 1, 2010, the New Securities will cease bearing cash interest. Instead, from August 1, 2010, the original principal amount of each of the New Securities will commence increasing daily at an annual rate equal to six-month LIBOR plus 0.50% (calculated as provided above), provided that such rate will never be less than 0%, to produce the accreted principal amount. The accreted principal amount will compound semi-annually, not daily. However, upon the occurrence of certain tax events, we will have the option of paying cash interest on the New Securities, instead of having their principal amount increase. Subject to this option, on the maturity date of the New Securities, a holder will receive the fully accreted principal amount of the New Securities on such date, unless the New Securities were earlier redeemed, repurchased or converted. The rate of accrual will be applied to the accreted principal amount per note as of the day preceding the most recent yield reset date. Yield reset dates will be February 1 and August 1 of each year, commencing on August 1, 2010. The yield will be calculated using the actual number of days elapsed between the yield reset dates divided by 360. The yield is in addition to contingent interest, if any, which is described below.

        Because the New Securities will be debt instruments subject to the U.S. federal income tax contingent payment debt regulations, the New Securities will be considered issued with original issue discount for U.S. federal income tax purposes. Accordingly, U.S. holders (as defined herein) generally will be required to include such original issue discount in their gross income for U.S. federal income tax purposes on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a non-contingent, nonconvertible borrowing, regardless of their regular method of tax accounting. See "Material U.S. Federal Income Tax Considerations."

        Maturity, conversion, repurchase by us at the option of a holder, or redemption of the New Securities at our option will cause the yield and cash interest, if any, to cease to accrue on such New Securities. We may not reissue any of the New Securities has matured or been converted, repurchased by us at your option, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such New Securities.

        Principal of, premium, if any, interest on the New Securities will be payable at the office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the New Securities at their respective addresses set forth in the register of holders of New Securities. Until otherwise designated by us, the office or agency maintained for such purpose will be the principal corporate trust office of the trustee.

Optional Conversion to Semi-Annual Coupon New Securities upon Tax Event

        From and after the date of the occurrence of a tax event (as defined below) following August 1, 2010, we will have the option to elect, in lieu of having the principal amount of the New Securities accrete, to have interest accrue and be paid in cash at an annual rate equal to six-month LIBOR (calculated as provided above) plus 0.50%, reset semi-annually, provided that such rate will never be less than 0% per year, on a restated principal amount for each of the New Securities equal to the accreted principal amount on such New Securities on the later of the date on which we exercise such option or the date of the tax event.

        Such interest shall be payable semi-annually on the interest payment dates of February 1 and August 1 of each year to holders of record at the close of business on the January 15 and July 15 immediately preceding the interest payment date. Interest will accrue from the most recent date to which interest, if applicable, has been paid or provided for or from the option exercise date, if no interest has been paid. In the event that we exercise our option to pay interest in lieu of accreted principal amount, the redemption price, repurchase price and fundamental change payment will be adjusted. However, there will be no change in the holder's conversion rights.

        A "tax event" means that we shall have received an opinion from independent tax counsel experienced in such matters to the effect that, as a result of:

  •
  any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; or

  •
  any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority;

in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this prospectus, there is more than an insubstantial risk that accruals of accreted principal amount payable on the New Securities either:

  •
  would not be deductible on a current accrual basis; or

  •
  would not be deductible under any other method;

in either case in whole or in part by us (by reason of deferral, disallowance, or otherwise) for U.S. federal income tax purposes.

        If any legislative proposal were ever enacted and made applicable to the New Securities in a manner that would limit our ability to either:

  •
  deduct the interest, including the accruals of accreted principal amount, payable on the New Securities on a current accrual basis; or

  •
  deduct the interest, including the accruals of accreted principal amount, payable on the New Securities under any other method for U.S. federal income tax purposes;

such enactment would result in a tax event and the terms of the New Securities would be subject to our option to pay cash interest on the New Securities in lieu of accreted principal amount as described above.

        The modification of the terms of New Securities by us upon a tax event as described above could possibly alter the amount and timing of income recognition by holders of the New Securities after the date on which we exercise our option to pay interest in lieu of accreted principal amount on the New Securities.

Contingent Interest

        We will make additional payments of interest, referred to in this prospectus as "contingent interest," in respect of any six-month period from February 1 to July 31 and from August 1 to January 31 commencing on or after August 1, 2010, if the average trading price (as defined below) of the New Securities for the five trading days ending on the third trading day immediately preceding the first day of the applicable six-month period equals 120% or more of the sum of the accreted principal amount and accrued interest, if any, for the New Securities to the day immediately preceding the first day of the applicable six-month interest period.

        The amount of contingent interest payable on the New Securities in respect of any six-month interest period will be equal to 0.30% of the average trading price of the New Securities for the applicable five trading day reference period. The five trading day reference period means the five trading days ending on the third trading day immediately preceding the relevant six-month interest period.

        Contingent interest, if any, will accrue on each February 1 or August 1 immediately after the relevant six-month period for which it accrues to holders of record on the preceding January 15 or July 15, as the case may be.

        We will notify the holders of the New Securities upon a determination that they will be entitled to receive contingent interest in respect of any six-month interest period. In connection with providing such notice, we will issue a press release containing information regarding the contingent interest determination or publish the information on our website or through such other public medium as we may use at that time.

Conversion Rights

General

        Holders may convert all or a portion of their New Securities, in multiples of $1,000 original principal amount, only if at least one of the conditions described below is satisfied. Any New Securities for which a holder has delivered a repurchase notice, or a notice requiring us to redeem such New Securities upon a fundamental change, may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

        The initial conversion rate is 16.2760 shares of common stock per $1,000 original principal amount of New Securities, subject to adjustment upon the occurrence of the events described below. This conversion rate equates to an initial conversion price of approximately $61.44 per share of common stock. The conversion value will be paid in cash, and any excess over the accreted principal amount of the New Securities will be paid in shares of our common stock. A holder of New Securities otherwise entitled to a fractional share will receive cash in lieu of a fractional share as described below. The ability to surrender the New Securities for conversion will expire at the close of business on July 31, 2023. The trustee will be the initial conversion agent.

        To exercise its conversion right, a holder must:

  •
  complete and manually sign a conversion notice, a form of which is on the back of the New Securities, and deliver the conversion notice to the conversion agent;

  •
  surrender the New Securities to the conversion agent;

  •
  if required by the conversion agent, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay all transfer or similar taxes.

        On conversion of a New Securities, a holder will not receive any cash payment of interest representing increases in accreted principal amount of the New Securities, contingent interest, or, except as described below, accrued cash interest or interest payable upon the occurrence of a tax event. Delivery to the holder of the conversion value to which the New Securities are convertible, will be deemed:

  •
  to satisfy our obligation to pay the original principal amount of the New Securities; and

  •
  to satisfy our obligation to pay increases in the accreted principal amount of the New Securities, contingent interest and, except as described below, accrued cash interest or interest payable upon the occurrence of a tax event, attributable to the period from the issue date through the conversion date.

        As a result, the increases in the accreted principal amount of the New Securities, contingent interest and, except as described below, accrued cash interest and interest payable upon the occurrence of a tax event will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued cash interest, if any, will be payable upon any conversion of New Securities made concurrently with or after acceleration of the New Securities following an event of default described under "—Events of Default" below.

        Holders of the New Securities at the close of business on a regular record date will receive payments of interest, including contingent interest, if any, payable on the corresponding interest payment date notwithstanding the conversion of such New Securities at any time after the close of business on such regular record date. New Securities surrendered for conversion by a holder during the period from the close of business on any regular record date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest, including contingent interest, if any, that the holder is to receive on the New Securities; provided, however, that no such payment need be made if (1) we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date, (2) we have specified a purchase date following a fundamental change that is during such period, or (3) any overdue interest (including overdue contingent interest, if any) exists at the time of conversion with respect to the New Securities, to the extent of such overdue interest.

        Subject to certain exceptions described below under "—Conditions for Conversion" if a holder surrenders New Securities for conversion, we will deliver for each $1,000 original principal amount of New Securities:

  •
  cash (the "principal return") in an amount equal to the lesser of (a) the accreted principal amount of the New Securities being converted and (b) the conversion value, as described below;

  •
  if the conversion value is greater than the accreted principal amount, the number of shares of our common stock (the "net shares") equal to the sum of the daily share amounts, calculated as described below, for each trading date during the applicable conversion settlement reference period, as described below (the "net shares amount"); and

  •
  cash instead of any fractional shares, as described below.

        The applicable "conversion settlement reference period" means:

  •
  the ten consecutive trading days beginning on the third trading day after the New Securities are tendered for conversion, or

  •
  if the New Securities are tendered for conversion after we have called the New Securities for redemption as provided in the indenture, the ten consecutive trading days beginning on the third trading date following the redemption date.

        The "conversion value" is equal to (i) the applicable conversion rate, multiplied by (ii) the applicable stock price. The cash payment for fractional shares will be based on the applicable stock price.

        The "applicable stock price" is equal to the average of the closing sales prices during the applicable conversion settlement reference period.

        For the purposes of calculating the "principal return" and the "daily share amount," the "accreted principal amount" of the New Securities will be the accreted value of $1,000 original principal amount of the New Securities on the date the New Securities are tendered for conversion or the redemption date for the New Securities called for redemption prior to a tender for conversion.

        The "daily share amount" for each of the New Securities on each trading date is equal to the greater of:

  •
  zero, or

  •
  the number of shares of our common stock determined by the following formula:

(closing sale price of common stock on the trading date × the applicable conversion rate) - accreted principal amount
10 × closing sale price on such trading day

We will determine the conversion value, principal return and net share amount promptly after the end of the applicable conversion settlement reference period. We will pay the principal return and any cash for fractional shares, and deliver the net shares, if any, no later than the third business day following the determination of the applicable stock price.

Conditions for Conversion

        Conversion Based on Common Stock Price.    Holders may surrender New Securities for conversion at any time starting with the first day of any calendar quarter commencing after December 31, 2004 if the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the calendar quarter prior to the calendar quarter in which the surrender occurs is greater than 120% of the accreted conversion price on the last day of the prior calendar quarter. If the foregoing condition is satisfied, then the New Securities will be convertible at any time thereafter at the option of the holder, through maturity. The conversion will be settled as described above under "—Conversion Rights—General."

        The accreted conversion price as of any day will equal the accreted principal amount of the New Securities on that day, divided by the applicable conversion rate of the New Securities on that day, subject to any adjustments to the conversion rate through that day.

        For example, the conversion price of the New Securities at the initial issue date will be approximately $61.44 per share ($1,000 ÷ 16.2760); and the accreted conversion price of the New Securities that has an accreted principal amount of $1,100 will be approximately $67.58 per share ($1,100 ÷ 16.2760).

        Until August 1, 2010, the accreted principal amount of a the New Securities will be equal to the original principal amount of $1,000. During this period the conversion trigger price per share of our common stock will be $73.73. This conversion trigger price reflects the accreted conversion price multiplied by 120% and assumes that no events have occurred that would require an adjustment to the conversion rate.

        Beginning August 1, 2010, the accreted principal amount of the New Securities will be equal to the original principal amount of $1,000 for each New Security increased daily by the annual rate of six-month LIBOR plus 0.50%, reset semi-annually. Because the accreted conversion price of a the New Securities at any time is dependent upon the accreted principal amount of the New Securities at that time, the conversion trigger price per share of our common stock, which is based on the accreted conversion price, for periods ending after August 1, 2010, cannot be determined at this time. The following table indicates what the conversion trigger prices would be at August 1 of each year beginning 2010, assuming LIBOR (including the applicable 0.50% spread) was a constant 2.00%, 5.00% and 8.00% from August 1, 2010. This table represents an example of only three possibilities and you should realize that because LIBOR and therefore the yield of the New Securities will fluctuate, the accreted conversion price, and therefore the conversion trigger price, will differ, and may differ significantly, from the amounts shown below.

Hypothetical Accreted Conversion Prices and Conversion Trigger Prices

	Assuming 2.00% LIBOR		Assuming 5.00% LIBOR		Assuming 8.00% LIBOR
August 1	Accreted Conversion Price	Conversion Trigger Price	Accreted Conversion Price	Conversion Trigger Price	Accreted Conversion Price	Conversion Trigger Price
2010	$61.44	$73.73	$61.44	$73.73	$61.44	$73.73
2011	$63.01	$75.61	$64.91	$77.90	$66.85	$80.22
2012	$64.62	$77.54	$68.59	$82.31	$72.75	$87.30
2013	$66.27	$79.52	$72.47	$86.97	$79.16	$94.99
2014	$67.96	$81.55	$76.57	$91.88	$86.12	$103.35
2015	$69.69	$83.63	$80.90	$97.08	$93.71	$112.45
2016	$71.47	$85.77	$85.49	$102.58	$101.98	$122.37
2017	$73.30	$87.96	$90.32	$108.38	$110.96	$133.15
2018	$75.17	$90.20	$95.43	$114.51	$120.73	$144.87
2019	$77.08	$92.50	$100.82	$120.99	$131.35	$157.62
2020	$79.06	$94.87	$106.54	$127.85	$142.95	$171.54
2021	$81.07	$97.29	$112.56	$135.08	$155.54	$186.64
2022	$83.14	$99.77	$118.93	$142.71	$169.23	$203.07
2023	$85.26	$102.31	$125.65	$150.78	$184.13	$220.95

        Conversion Based on Trading Price of the New Securities.    Holders may also surrender New Securities for conversion prior to August 1, 2020 during the five business day period after any ten consecutive trading day period in which the average trading price per $1,000 original principal amount of the New Securities was less than 97% of the product of (i) the average of the closing sale prices of our common stock over the same ten trading day period, and (ii) the conversion rate upon conversion of $1,000 original principal amount of the New Securities. The conversion will be settled as described above under "—Conversion Rights—General."

        For financial accounting purposes, the ability to convert upon satisfaction of the trading price conditions of the New Securities will constitute an embedded derivative, the initial value of which is not material to our consolidated financial position. Any material change in its value will be reflected in our future income statements, in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." We do not believe that such future changes in value will have a significant effect on our future reported results of operations.

        In connection with any conversion upon satisfaction of the above trading pricing condition of the New Securities, the trustee has no obligation to determine the trading price of the New Securities unless we have requested such determination; and we have no obligation to make such request unless a holder of the New Securities provides us with reasonable evidence that the average of the trading price per $1,000 original principal amount of New Securities for the ten trading day period would be less than 97% of the product of the average closing sale prices of our common stock over the same ten trading day period and the conversion rate then applicable upon conversion of $1,000 original principal amount of the New Securities. At such time, we shall instruct the trustee to determine the trading price of the New Securities beginning on the next trading day and on each successive trading day until the average of the trading prices per $1,000 original principal amount of the New Securities for a ten trading day period is greater than 97% of the product of the average closing sale prices of our common stock over the same ten trading day period and the conversion rate upon conversion of $1,000 original principal amount of the New Securities.

        Conversion Based on Redemption.    A holder may surrender for conversion New Securities called for redemption at any time prior to the close of business on the business day immediately preceding the redemption date, even if it is not otherwise convertible at such time. New Securities for which a holder has delivered a repurchase notice or a notice requiring us to redeem such New Securities upon a fundamental change, as described below, may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture. The conversion will be settled as described above under "—Conversion Rights—General."

        Conversion Upon Occurrence of Certain Corporate Transactions.    If we are party to a change of control transaction consisting of a consolidation, merger or binding share exchange or a sale of all or substantially all of our assets pursuant to which our common stock will be converted into cash, securities or other property, or the right to receive cash, securities or other property, New Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction and, unless the transaction is a "cash take-over transaction" discussed below, at the effective date, the right to convert New Securities into the conversion value payable in cash and shares of our common stock will be changed into a right to convert the New Securities into the kind and amount of securities, cash or other assets which the holder would have received if the holder had converted the holder's New Securities immediately prior to the transaction. The conversion will be settled as described above under "—Conversion Rights—General."

        If such transaction also constitutes a fundamental change, the holder will be able to require us to purchase all or a portion of such holder's New Securities as described under "—Redemption at Option of Holders Upon a Fundamental Change."

        If a change of control is a "cash take-over transaction," which occurs before July 31, 2010, the conversion rate of the New Securities may be increased by a number of additional shares as described below under the heading "—Conversion Rate Adjustments." A cash take-over transaction is a consolidation, merger or binding share exchange, or a sale of all or substantially all of our assets, where 10% or more of the consideration received by a holder of our common stock consists of cash or securities or other property that are not traded, or scheduled to be traded immediately following the transaction on a U.S. national securities exchange or the Nasdaq National Market. If the acquirer in a cash take-over transaction has a publicly traded class of securities, we may elect to cause the New Securities to be convertible as described under the heading "—Public Acquirer Change of Control."

        In addition, if:

  •
  we distribute to all holders of our common stock certain rights, options or warrants entitling them to purchase, for a period expiring within 60 days of the record date for the determination of the holders entitled to receive the distribution, common stock at less than the current market price of the common stock on the record date,

  •
  if we make a distribution to our stockholders of cash, securities or other property with a per share value of more than 10% of the closing sale price of our common stock on the trading day immediately preceding the declaration of such distribution, or

  •
  a fundamental change occurs other than pursuant to a transaction described in the preceding paragraph,

the New Securities may be surrendered for conversion.

        We must notify the holders of New Securities at least 20 days prior to the ex-dividend date for the distribution described in the first two bullets. Once we have given that notice, holders may surrender their New Securities for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place. In the case of a distribution described in the first two bullets above, no adjustment to the conversion value or the ability of a holder to convert will be made if the holder will otherwise participate in the distribution without conversion.

        We must notify the trustee under the indenture and the holders at least 15 trading days prior to the expected effective date of a fundamental change constituting a change of control. The notice will state whether we will increase the conversion rate to provide for additional shares of common stock or elect to cause the New Securities to be convertible with respect to publicly traded common stock of the acquirer. Holders may convert their New Securities at any time during the period from the date 15 days prior to the expected effective date of the transaction to and including the date which is 15 days after the effective date or, if the transaction also results in the holders having a right to require us to repurchase the New Securities, until the close of business on the business day immediately preceding the fundamental change repurchase date.

Conversion Rate Adjustments

        The conversion rate is subject to adjustment (under formulae set forth in the indenture) in certain events, including:

            (i)  the issuance of common stock as a dividend or distribution on common stock;

           (ii)  certain subdivisions and combinations of the common stock;

          (iii)  the issuance to all or substantially all holders of common stock of certain rights, options or warrants entitling them to purchase, for a period expiring within 60 days of the record date for determination of the holders entitled to receive the distribution, common stock at a price per share less than the current market price of the common stock at the record date;

          (iv)  the distribution to all holders of our common stock of shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, options, warrants and common stock dividends or distributions specified above; provided, that if we distribute capital stock of, or similar equity interests in, a subsidiary of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the 10 trading days commencing on and including the sixth trading day after the date on which "ex-dividend trading" commences for such distribution on the New York Stock Exchange, Inc. or such other national or regional exchange or market on which the securities are then listed or quoted;

           (v)  certain distributions made during any of our quarterly fiscal periods consisting exclusively of cash to all holders of outstanding shares of common stock in an aggregate amount that, together with (A) other all-cash distributions made during such quarterly fiscal period in respect to which no other adjustment to the conversion rate has been made, and (B) any cash and the fair market value of any securities or other property, as of the expiration of the tender or exchange offer (other than consideration payable in respect of any odd-lot-tender offer) by us or any of our subsidiaries for shares of common stock concluded during such quarterly fiscal period, exceeded the product of $0.13 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of our common stock) multiplied by the number of shares of common stock outstanding on the record date for such distribution; or

          (vi)  a payment by us or one of our subsidiaries in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

         (vii)  If a cash take-over occurs on or prior to July 31, 2010, and a holder elects to convert its New Securities in connection with such transaction, as described under "—Conversion Upon Specified Corporate Transactions," we will increase the applicable conversion rate for the New Securities surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below, unless we elect to treat the transaction as a "public acquirer change of control."

        (viii)  If we elect in a cash take-over transaction with a acquirer which has a class of publicly traded securities (a "public acquirer change of control"), we may cause the New Securities to become convertible into the publicly traded common stock of the acquirer, as described in more detail below.

        If we have a rights plan in effect upon conversion of the New Securities into common stock, you will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, other shares of our capital stock, evidences of indebtedness or assets under the rights plan, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        However, no adjustment to the conversion rate need be made if holders of the New Securities may participate in the transaction without conversion or in certain other cases.

        In the event that we elect to make a distribution to all holders of shares of our common stock pursuant to clause (iii) or clause (iv) of the first paragraph under this section "—Conversion Rate Adjustment", which, in the case of clause (iv), has a per share value equal to more than 10% of the closing sale price of our shares of common stock on the day preceding the declaration date for such distribution, we will be required to give notice to the holders of New Securities at least 20 days prior to the date for such distribution and, upon the giving of such notice, the New Securities may be surrendered for conversion at any time until the earlier of the close of business on the business day immediately prior to the date of distribution or until we announce that such distribution will not take place.

        The indenture permits us to increase the conversion rate from time to time.

        Holders of the New Securities may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend upon:

  •
  a taxable distribution to holders of common stock which results in an adjustment of the conversion rate;

  •
  an increase in the conversion rate at our discretion; or

  •
  failure to adjust the conversion rate in some instances.

        See "Material U.S. Federal Income Tax Considerations—U.S. Holders—Constructive Dividends."

        If we are a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of our assets, the right to convert the New Securities may be changed into a right to convert it into the kind and amount of securities, cash or other assets of another person which the holder would have received if the holder had converted the holder's New Securities immediately prior to the transaction.

        The conversion agent will, on our behalf, determine if the New Securities are convertible and notify the trustee and us accordingly. If one or more of the conditions to the conversion of the New Securities has been satisfied, we will promptly notify the holders of the New Securities thereof and use our reasonable best efforts to post this information on our website or otherwise publicly disclose this information.

Adjustment to Conversion Rate in Certain Change of Control Transactions

        If a change of control is a "cash take-over transaction," which occurs before July 31, 2010, the conversion rate of the New Securities will be increased by a number of additional shares under the circumstances described below. The number of additional shares issuable upon conversion of the New Securities in the event of a cash take-over transaction will be determined by reference to the table below and is based on the date on which such change of control transaction becomes effective (the "effective date") and the price (the "stock price") paid for each share of our common stock in such transaction. If the holders of our common stock receive only cash in the change of control transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the sale prices of our common stock on the five trading days up to but not including the effective date. No additional shares will be issued in a conversion if the stock price is below $40.96 (as adjusted) or above $200 (as adjusted).

        The stock prices in the table contained in the indenture, a copy of which is set forth below, will be adjusted as of any date on which the conversion rate of the New Securities is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as adjusted.

Additional Shares (Expressed as Shares per $1,000 Original Principal Amount)

	Stock Price on Effective Date of Change of Control
Effective Date
	$40.96	$42.00	$46.00	$50.00	$54.00	$58.00	$62.00	$66.00	$100.00	$150.00	$200.00	$250.00
August 1, 2004	9.9935	9.5335	8.0044	6.7860	5.8018	4.9981	4.3337	3.7816	1.4110	0.4093	0.0810	0.0000
August 1, 2005	9.5717	9.0974	7.5277	6.2841	5.2881	4.4825	3.8250	3.2841	0.8763	0.1864	0.0165	0.0000
August 1, 2006	9.3334	8.8471	7.2403	5.9728	4.9633	4.1526	3.4965	2.9619	0.7634	0.1336	0.0025	0.0000
August 1, 2007	8.9233	8.4188	6.7555	5.4506	4.4207	3.6036	2.9521	2.4304	0.5567	0.0744	0.0000	0.0000
August 1, 2008	8.5541	8.0229	6.2716	4.9042	3.8363	3.0031	2.3535	1.8475	0.2664	0.0164	0.0000	0.0000
August 1, 2009	8.2838	7.7119	5.8136	4.3271	3.1790	2.3070	1.6563	1.1792	0.0848	0.0082	0.0000	0.0000
August 1, 2010	8.1381	7.5335	5.4631	3.7240	2.2425	0.9654	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is between two stock price amounts on the table, or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365 day year, to include an additional amount reflecting the additional yield accrued since the next preceding date in the table.

        Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 24.4141 per $1,000 original principal amount of New Securities, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to deliver the additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Public Acquirer Change of Control

        At our option, in the case of a cash take-over transaction that is a "public acquirer change of control" instead of adjusting the conversion rate to provide for additional shares in the event of a cash take-over transaction, we may elect to adjust the conversion rate and the related conversion value to provide that, from and after the effective date of the public acquirer change of control, holders of the New Securities will be entitled to convert their New Securities into cash and a number of shares of acquirer's publicly traded common stock by adjusting the conversion rate in effect immediately prior to the transaction by a fraction:

  •
  the numerator of which will be (a) in the case of a consolidation, merger, share exchange or sale of all or substantially all of our assets in a transaction in which our common stock is converted in cash, securities or other property, the fair market value of the all cash and any other consideration (as determined by our board of directors) payable per share of our common stock, or (b) in the case of any other public acquirer changes of control, the average of the last reported sale prices of our common stock for the five consecutive trading days prior to, but not including, the effective date of the transaction; and

  •
  the denominator of which will be the average of the last report sales prices of the public acquirer common stock for the five consecutive trading days prior to, but not including the effective date of the public acquirer change of control transaction.

        If we elect to adjust the conversion rate as described in this section, we must send you a public acquisition notice at least five trading days prior to but not including the expected effective date of the public acquirer change of control.

        A "public acquirer change of control" means any cash take-over transaction in which the acquirer or certain of its affiliates have a class of common stock traded on a U.S. national securities exchange or the Nasdaq National Market system.

Redemption of New Securities at Our Option

        No sinking fund is provided for the New Securities. Prior to August 1, 2010, we cannot redeem the New Securities at our option. Beginning on August 1, 2010, we may redeem the New Securities for cash, as a whole at any time or from time to time in part at 100% of the accreted principal amount of the New Securities, plus any accrued and unpaid interest to the redemption date. We will give not fewer than 30 days' or more than 60 days' notice of redemption by first class mail to holders of New Securities.

        If we convert the New Securities to semi-annual coupon New Securities following the occurrence of a tax event, the New Securities will be redeemable at the restated principal amount plus accrued and unpaid interest from the date of the conversion.

        If less than all of the outstanding New Securities are to be redeemed, the trustee will select the New Securities to be redeemed in original principal amounts of $1,000 or integral multiples of $1,000 original principal amount. In this case, the trustee may select the New Securities by lot, pro rata or by any other method the trustee considers fair and appropriate. If a portion of a holder's New Securities is selected for partial redemption and the holder converts a portion of the New Securities, the converted portion will be deemed to be the portion selected for redemption.

        Beginning August 1, 2010, the accreted principal amount of the New Securities will be equal to the original principal amount of $1,000 increased daily by an annual rate of six-month LIBOR plus 0.50%. Because the redemption price of a the New Securities any time is dependent upon the accreted principal amount of the New Securities at that time, the redemption price cannot be determined at this time. The following table indicates what the redemption prices would be on each date below if LIBOR (including the applicable 0.50% spread) was a constant 2.00%, 5.00% and 8.00% from August 1, 2010. This table represents an example of only three possibilities and you should realize that because LIBOR and therefore the yield on the New Securities will fluctuate, any increases in accreted principal amount and redemption prices will differ, and may differ significantly, from the results below. The redemption price of the New Securities to be redeemed between the dates below would include an additional amount reflecting the additional yield accrued since the immediately preceding date in the table.

Hypothetical Redemption Prices

	Assuming 2.00% LIBOR			Assuming 5.00% LIBOR			Assuming 8.00% LIBOR
August 1 Redemption Dates	(1) Original Principal Amount	(2) Accretion	(3) Redemption Price (1)+(2)	(1) Original Principal Amount	(2) Accretion	(3) Redemption Price (1)+(2)	(1) Original Principal Amount	(2) Accretion	(3) Redemption Price (1)+(2)
2010*	1,000.00	$0.00	$1,000.00	1,000.00	$0.00	$1,000.00	1,000.00	$0.00	$1,000.00
2011	1,000.00	$25.51	$1,025.51	1,000.00	$56.54	$1,056.54	1,000.00	$88.04	$1,088.04
2012	1,000.00	$51.74	$1,051.74	1,000.00	$116.45	$1,116.45	1,000.00	$184.09	$1,184.09
2013*	1,000.00	$78.57	$1,078.57	1,000.00	$179.57	$1,179.57	1,000.00	$288.34	$1,288.34
2014	1,000.00	$106.08	$1,106.08	1,000.00	$246.26	$1,246.26	1,000.00	$401.76	$1,401.76
2015	1,000.00	$134.29	$1,134.29	1,000.00	$316.73	$1,316.73	1,000.00	$525.17	$1,525.17
2016	1,000.00	$163.30	$1,163.30	1,000.00	$391.39	$1,391.39	1,000.00	$659.81	$1,659.81
2017	1,000.00	$192.98	$1,192.98	1,000.00	$470.06	$1,470.06	1,000.00	$805.94	$1,805.94
2018*	1,000.00	$223.41	$1,223.41	1,000.00	$553.18	$1,553.18	1,000.00	$964.93	$1,964.93
2019	1,000.00	$254.61	$1,254.61	1,000.00	$640.99	$1,640.99	1,000.00	$1,137.91	$2,137.91
2020	1,000.00	$286.71	$1,286.71	1,000.00	$734.04	$1,734.04	1,000.00	$1,326.66	$2,326.66
2021	1,000.00	$319.53	$1,319.53	1,000.00	$832.08	$1,832.08	1,000.00	$1,531.49	$2,531.49
2022	1,000.00	$353.18	$1,353.18	1,000.00	$935.67	$1,935.67	1,000.00	$1,754.36	$2,754.36
2023*	1,000.00	$387.70	$1,387.70	1,000.00	$1,045.11	$2,045.11	1,000.00	$1,996.84	$2,996.84

*
Dates on which holders may require us to purchase outstanding New Securities at a price equal to the redemption price.

Repurchase at Option of the Holder

        Holders have the right to require us to repurchase the New Securities on August 1 of 2010, 2013, and 2018. We will be required to repurchase for cash any outstanding New Securities for which a holder delivers a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the New Securities listed in the notice. Our repurchase obligation will be subject to certain additional conditions.

        The repurchase price payable for New Securities will be equal to 100% of the accreted principal amount plus accrued and unpaid interest.

        Holders' right to require us to repurchase New Securities is exercisable by delivering a written repurchase notice to the paying agent during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. The paying agent initially will be the trustee.

        The repurchase notice must state:

  •
  if certificated New Securities have been issued, the certificate numbers of such New Securities (or, if a holder's New Securities are not certificated, such holder's repurchase notice must comply with appropriate DTC procedures);

  •
  the portion of the original principal amount of New Securities to be repurchased, which must be in $1,000 multiples; and

  •
  that the New Securities are to be repurchased by us pursuant to the applicable provisions of the New Securities and the indenture.

        Holders may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The withdrawal notice must state:

  •
  the original principal amount of the withdrawn New Securities;

  •
  if certificated New Securities have been issued, the certificate numbers of the withdrawn New Securities (or, if a holder's New Securities are not certificated, such holder's withdrawal notice must comply with appropriate DTC procedures); and

  •
  the original principal amount, if any, which remains subject to the repurchase notice.

        We must give notice of an upcoming repurchase date to all holders not fewer than 20 business days prior to the repurchase date at their address shown in the register of the registrar. We will also give notice to beneficial owners as required by applicable law. This notice will describe, among other things, the procedures that holders must follow to require us to repurchase their New Securities.

        Payment of the repurchase price for New Securities for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the New Securities, together with necessary endorsements, to the paying agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the New Securities will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the New Securities. If the paying agent holds money sufficient to pay the repurchase price of the New Securities on the business day following the repurchase date, then, on and after the date:

  •
  the New Securities will cease to be outstanding;

  •
  interest will cease to accrue; and

  •
  all other rights of the holder will terminate.

        This will be the case whether or not book-entry transfer of the New Securities has been made or the New Securities has been delivered to the paying agent, and all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the New Securities.

        Our ability to repurchase New Securities with cash may be limited by the terms of our then-existing borrowing agreements. Even though we become obligated to repurchase any outstanding New Securities on a repurchase date, we may not have sufficient funds to pay the repurchase price on that repurchase date. See "Risk Factors—We may be unable to pay the principal return upon conversion of the New Securities or repurchase the New Securities for cash on specified dates or following a fundamental change, as required by the indenture governing the New Securities."

Repurchase at Option of Holders Upon a Fundamental Change

        Upon the occurrence of a fundamental change, each holder of New Securities will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such holder's New Securities pursuant to the offer described below (which we refer to as the "fundamental change offer") at an offer price in cash equal to 100% of the accreted principal amount plus accrued and unpaid interest (which we refer to as the "fundamental change payment"). Within 20 days following any fundamental change, we will mail a notice to each holder describing the transactions that constitute the fundamental change and offering to repurchase New Securities pursuant to the procedures required by the indenture and described in such notice.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the New Securities as a result of a fundamental change. Rule 13e-4 under the Exchange Act requires, among other things, the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the New Securities. We will comply with this rule to the extent applicable at that time.

        On the date specified for termination of the fundamental change offer, we will, to the extent lawful,

  •
  accept for payment all New Securities or portions thereof properly tendered pursuant to the fundamental change offer,

  •
  deposit with the paying agent an amount equal to the fundamental change payment in respect of all New Securities or portions thereof so tendered, and

  •
  deliver or cause to be delivered to the trustee the New Securities so accepted together with an officers' certificate stating the aggregate accreted principal amount of New Securities or portions thereof being purchased by us.

        On the date specified for payment of the fundamental change payment (which we refer to as the "fundamental change payment date"), the paying agent will promptly send to each holder of New Securities so accepted the fundamental change payment for such New Securities, and the trustee will promptly authenticate and send (or cause to be transferred by book entry) to each holder New Securities equal in accreted principal amount to any unpurchased portion of the New Securities surrendered, if any; provided that each such of the newly authenticated New Securities will be in an original principal amount of $1,000 or an integral multiple thereof.

        The foregoing provisions would not necessarily afford holders of the New Securities protection in the event of highly leveraged or other transactions involving us that may adversely affect holders.

        The right to require us to repurchase New Securities as a result of a fundamental change could have the effect of delaying, deferring or preventing a change of control or other attempts to acquire control of us unless arrangements have been made to enable us to repurchase all the New Securities at the fundamental change payment date. Consequently, this right may render more difficult or discourage a merger, consolidation or tender offer (even if such transaction is supported by our board of directors or is favorable to the shareholders), the assumption of control by a holder of a large block of our shares and the removal of incumbent management.

        Except as described above with respect to a fundamental change, the indenture does not contain provisions that permit the holders of the New Securities to require us to repurchase or redeem the New Securities in the event of a takeover, recapitalization or similar restructuring. Subject to the limitation on mergers and consolidations described below, we, our management or our subsidiaries could in the future enter into certain transactions, including refinancings, certain recapitalizations, acquisitions, the sale of all or substantially all of our assets, liquidation or similar transactions, that would not constitute a fundamental change under the indenture, but that would increase the amount of our senior debt or other indebtedness outstanding at such time or substantially reduce or eliminate our assets.

        The terms of our existing or future credit or other agreements relating to indebtedness, including senior debt, may prohibit us from purchasing any New Securities and may also provide that a fundamental change, as well as certain other change of control events related to us, would constitute an event of default under such agreements. If a fundamental change occurs at a time when we are prohibited from purchasing New Securities, we could seek the consent of our then-existing lenders to the purchase of New Securities or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we would remain prohibited from purchasing New Securities. In such case, our failure to purchase tendered New Securities would constitute an event of default under the indenture, which may, in turn, constitute a further default under the terms of other indebtedness that we have entered into or may enter into from time to time.

        A "fundamental change" will be deemed to have occurred upon a change of control (as defined below) or a termination of trading (as defined below).

        A "change of control" will be deemed to have occurred when:

  •
  any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of our then outstanding voting stock;

  •
  we consolidate with or merge into any other corporation, any other corporation merges into us, or we effect a share exchange, and, in the case of any such transaction, our outstanding common stock is reclassified into or exchanged for any other property or security, unless our shareholders immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding voting stock of the corporation resulting from such transaction in substantially the same respective proportions as their ownership of our voting stock immediately before such transaction;

  •
  we, or we and our subsidiaries taken as a whole, sell, assign, convey, transfer or lease all or substantially all of our assets, or our assets and those of our subsidiaries taken as a whole, as applicable (other than to one or more of our wholly-owned subsidiaries); or

  •
  any time our continuing directors do not constitute a majority of our board of directors (or, if applicable, a successor corporation to us).

        However, a change of control under the first three bullet points above will not be deemed to have occurred if:

  •
  the closing sale price per share of common stock for any five trading days within the period of ten consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control (in the case of a change of control under the second and third bullet above) shall equal or exceed 110% of the accreted conversion price of the New Securities in effect on the date of the change of control or the public announcement of change of control, as applicable, or

  •
  at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change of control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or quoted on the Nasdaq National Market, and as a result of the transaction or transactions the New Securities become convertible into cash in the amount of the principal return and publicly traded securities of the acquirer for the balance of the conversion value.

        The definition of change of control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of "all or substantially all" of our assets or our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Securities to require us to repurchase such New Securities as a result of a lease, transfer or conveyance of less than all of our assets and/or those of our subsidiaries to another person or group may be uncertain.

        "Continuing directors" means, as of any date of determination, any member of our board of directors who (i) was a member of our board of directors on the date of the indenture or (ii) was nominated for election or elected to our board of directors with the approval of a majority of the continuing directors who were members of our board of directors at the time of such nomination or election.

        A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the New Securities are then convertible) is neither listed for trading on the New York Stock Exchange nor approved for trading on The Nasdaq National Market.

Certain Definitions

        "Closing sale price" of our common stock on any trading day means the last reported per share sale price (or if the last sale price is not reported, the average of the high and low sale prices) on such date as reported on the New York Stock Exchange, or if our common stock is not listed on the New York Stock Exchange, as reported by the principal U.S. exchange or quotation system our common stock is then listed or quoted or otherwise as provided in the indenture.

        "Current market price" means the average of the daily closing sale prices per share of common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex date" with respect to the distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

        "Trading day" is any day on which the New York Stock Exchange is open for trading or, if the applicable security is not so listed, admitted for trading or quoted, any business day.

        The "trading price" of the New Securities on any date of determination means the average of the secondary market bid quotations obtained by the trustee per $1,000 original principal amount of the New Securities for $5 million original principal amount of the New Securities at approximately 3:30 p.m. New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5 million original principal amount of the New Securities from a nationally recognized securities dealer, then the trading price per $1,000 original principal amount of New Securities will be deemed to be less than 97% of the product of the closing sale price of our common stock and the number of shares issuable upon conversion of $1,000 original principal amount of the New Securities.

Events Of Default

        Each of the following constitutes an event of default with respect to the New Securities:

  •
  default in the payment of any interest (including contingent interest) when it becomes due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of the principal amount, redemption price of or any premium on any New Securities when due and payable;

  •
  default in our obligation to purchase New Securities upon the occurrence of a fundamental change or exercise by a holder of its option to require us to purchase such holder's New Securities;

  •
  default in our obligation to provide notice of a fundamental change;

  •
  default in our obligation to redeem New Securities after we have exercised our redemption option;

  •
  default in our obligation to satisfy our conversion obligation upon exercise of a holder's conversion right;

  •
  default in the performance, or breach, of any covenant or warranty in the indenture and continuance of such default or breach for a period of 60 days after written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding New Securities;

  •
  default by us under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of Bausch & Lomb for money borrowed and shall result in more than $20,000,000 in principal amount of such indebtedness becoming declared or being due and payable, and such acceleration shall not have been rescinded, annulled or discharged within 30 days after notice is given as specified in the indenture; and

  •
  certain events of bankruptcy, insolvency and reorganization.

        If an event of default (other than an event of default specified in the last bullet point above) occurs and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate accreted principal amount of the then outstanding New Securities, by written notice to us and the trustee, may declare the unpaid accreted principal of and accrued and unpaid interest on all the New Securities then outstanding to be due and payable. Upon such declaration, such accreted principal amount and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the indenture or the New Securities to the contrary. If any event of default specified in the last bullet point above occurs, all unpaid accreted principal of, and premium, if any, and accrued and unpaid interest on the New Securities then outstanding will automatically become due and payable without any declaration or other act on the part of the trustee or any holder of New Securities.

        Holders of the New Securities may not enforce the indenture or the New Securities except as provided in the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee a security or an indemnity satisfactory to it against any cost, expense or liability. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate accreted principal amount of the then outstanding New Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        If a default or event of default occurs and is continuing and is known to the trustee, the indenture requires the trustee to mail a notice of default or event of default to each holder within 60 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except a default or event of default in the payment of principal of, interest on the New Securities) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate accreted principal amount of the New Securities then outstanding by notice to the trustee may rescind any acceleration of the New Securities and its consequences if all existing events of default (other than the nonpayment of principal of and interest on the New Securities that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate accreted principal amount of the New Securities then outstanding may, on behalf of the holders of all the New Securities, waive any past default or event of default under the indenture and its consequences, except default in the payment of principal of, or interest on the New Securities (other than the non-payment of principal of and interest on the New Securities that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of all holders of New Securities.

        We are required to deliver to the trustee annually a statement regarding compliance with certain of our obligations under the indenture and are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Consolidation, Merger, Sale or Conveyance

        The indenture provides that we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

  •
  the successor is a corporation organized and existing under the laws of the United States of America or any state thereof, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding debt securities and the performance of every covenant in the applicable indenture on the part of the company to be performed or observed;

  •
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing; and

  •
  in case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for us as obligor on the New Securities, with the same effect as if it had been named in the indenture as the obligor.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the New Securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the New Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for New Securities), and any existing default or compliance with any provision of the indenture or the New Securities may be waived with the consent of the holders of a majority in principal amount of the then outstanding New Securities (including consents obtained in connection with a tender offer or exchange offer for New Securities).

        Without the consent of each holder affected, an amendment or waiver may not:

  •
  reduce the percentage of the original principal amount of New Securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any note;

  •
  reduce the rate of or change the time for payment of interest on any New Securities;

  •
  waive a default or event of default in the payment of principal of or interest on the New Securities (except a rescission of acceleration of the New Securities by the holders of at least a majority in aggregate principal amount of the New Securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any note payable in money other than that stated in the indenture and the New Securities;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of New Securities to receive payments of principal of or interest on the New Securities;

  •
  except as permitted by the indenture, increase the conversion price or modify the provisions of the indenture relating to conversion of the New Securities in a manner adverse to the holders;

  •
  make any change to the abilities of holders of New Securities to enforce their rights under the indenture or the foregoing provisions or this provision;

  •
  reduce the redemption price, purchase price or fundamental change purchase price of the New Securities; or

  •
  make any change that adversely affects the right to convert the New Securities.

        Notwithstanding the foregoing, without the consent of any holder, we and the trustee may amend or supplement the indenture or the New Securities to:

  •
  cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the indenture which they may deem necessary or desirable, provided such amendment does not materially and adversely affect the New Securities;

  •
  provide for uncertificated New Securities in addition to or in place of certificated New Securities;

  •
  provide for the assumption of our obligations to holders of New Securities in the circumstances required under the indenture as described under "—Consolidation, Mergers, Sale or Conveyance;"

  •
  provide for exchange rights of holders of New Securities in certain events such as our consolidation or merger or the sale of all or substantially all of our assets;

  •
  reduce the conversion price;

  •
  evidence and provide for the acceptance of the appointment under the indenture of a successor trustee;

  •
  make any change that would provide any additional rights or benefits to the holders of New Securities or that does not adversely affect the legal rights under the indenture of any such holder; or

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Governing Law

        The Indenture will provide that the New Securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding New Securities or by depositing with the trustee or delivering to the holders, as applicable, after the New Securities have become due and payable, whether at stated maturity, or any redemption date, or any purchase date, or upon conversion or otherwise, cash or shares of common stock sufficient to pay all of the outstanding New Securities and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of New Securities

        The trustee will, in consultation with us, make all calculations called for under the New Securities, other than calculations of interest. These calculations include, but are not limited to, determinations of the market prices of our common stock, the applicable interest rate, and the conversion price and the principal return of the New Securities. The trustee will make all these calculations in good faith and, absent manifest error, all calculations will be final and binding on holders of New Securities. The trustee will forward such calculations to any holder of New Securities upon the request of that holder.

Form, Exchange, Registration and Transfer

        We will issue the New Securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the New Securities. We may, however, require the payment of any tax or other governmental charge payable for that registration. Holders may present New Securities for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the Trustee in the City of New York.

        The New Securities will be exchangeable for other New Securities, for the same total principal amount and for the same terms but in different authorized denominations in accordance with the indenture. The security registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

        We have appointed the trustee as security registrar for the New Securities. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the New Securities.

        In the case of any redemption, the security registrar will not be required to register the transfer or exchange of any New Securities:

  •
  during a period of 15 days before any selection of New Securities for redemption;

  •
  if the New Securities have been called for redemption in whole or in part, except the unredeemed portion of any New Securities being redeemed in part; or

  •
  in respect of which a purchase notice has been given and not withdrawn, except the portion of the note not purchased of any note being purchased in part.

        The registered holder of a note will be treated as the owner of it for all purposes.

Replacement of New Securities

        We will replace any New Securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated New Securities or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed New

Securities, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the New Securities before a replacement New Securities will be issued.

Payment of Stamp and Other Taxes

        We will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the New Securities. We will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

Book-Entry; Delivery and Form; Global Note

        New Securities will be represented by a single, permanent global note in definitive, fully-registered form without interest coupons. The global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Except in the limited circumstances described below, holders of New Securities represented by interests in the global note will not be entitled to receive New Securities in definitive form.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York and a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (which we refer to as "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        Upon the issuance of the global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers of such beneficial interests.

        Ownership of beneficial interests in the global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

        So long as DTC or its nominee is the registered holder and owner of the global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the New Securities represented by the global note for all purposes under the indenture and the New Securities. Except as set forth below, owners of beneficial interests in the global note will not be entitled to receive New Securities in definitive form and will not be considered to be the owners or holders of any New Securities under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in the global note will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream.

        Payments of the principal of, premium, if any, and interest on the New Securities represented by the global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

        Unless and until it is exchanged in whole or in part for New Securities in definitive form, the global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transactions interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in the global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        We expect that DTC will take any action permitted to be taken by a holder of New Securities (including the presentation of New Securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global note is credited and only in respect of such portion of the aggregate principal amount of the New Securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the New Securities, DTC will exchange the global note for New Securities in definitive form, which it will distribute to its participants. These New Securities in definitive form will be subject to certain restrictions on registration of transfers described under "Notice to Investors," and will bear the legend set forth thereunder.

        Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, Euroclear, and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling to continue as a depositary for the global note and a successor depositary is not appointed by us within 90 days, we will issue New Securities in fully registered, definitive form in exchange for the global note. Such New Securities in definitive form will be subject to certain restrictions on registration of transfers described under "Notice to Investors," and will bear the legend set forth thereunder.

Notices

        Except as otherwise described herein, notice to registered holders of the New Securities will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Concerning the Trustee

        Citibank, N.A. is the trustee, security registrar, paying agent and conversion agent and exchange agent. The trustee is an affiliate of Citigroup Global Markets Inc., the dealer manager in the exchange offer.

        The trustee is under no obligation to exercise any of its powers at the request of any of the holders of the New Securities unless those holders have offered to the trustee security or indemnity satisfactory to it against the cost, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the New Securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or the exercise of any trust or power of the trustee. The trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

        If the trustee is one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received from any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our common stock and preferred stock summarize the material terms and provision of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, and bylaws, that are incorporated by reference into this prospectus. The terms of these securities may also be affected by the Business Corporation Law of the State of New York. The summary below is qualified in its entirety by reference to our certificate of incorporation, and bylaws.

Authorized Capitalization

        Our capital structure consists of 200,000,000 authorized shares of common stock, par value $.40 per share, and 15,000,000 shares of Class B, par value $.08 per share. We are also authorized to issue up to 25,000,000 shares of Class A preferred stock, par value $1.00 and 10,000 shares of 4% cumulative preferred stock. As of September 25, 2004, an aggregate of 53,150,574 shares of our common stock were issued and outstanding, 319,640 shares of Class B common shares were outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

        The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders, subject to the restrictions described below under the caption "New York Anti-Takeover Law and Our Certificate of Incorporation and Bylaws."

        Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are, and the shares offered by us in this offering will be, fully paid and non-assessable.

Preferred Stock

        No shares of our preferred stock are currently outstanding. Under our certificate of incorporation, our board of directors, without further action by our shareholders, is authorized to issue shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.

New York Anti-Takeover Law and our Certificate of Incorporation and Bylaws

        We are subject to provisions of the New York Business Corporation Law ("NYBCL") which relate to certain business combinations with an "interested shareholder" and prohibit any person from making a takeover bid for a New York corporation unless certain prescribed disclosure requirements are satisfied.

        Section 912 of the NYBCL provides, with certain exceptions, that a New York corporation may not engage in a "business combination," such as a merger, consolidation, recapitalization or disposition of stock, with any "interested shareholder" for a period of five years from the date that such persons first became an interested shareholder unless:

  (a)
  the transaction resulting in a person becoming an interested shareholder, or the business combination, was approved by the board of directors of the corporation prior to that person becoming an interested shareholder,

  (b)
  the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder, or

  (c)
  the business combination meets certain valuation requirements for the stock of the New York corporation.

An "interested shareholder" is defined as any person that

  (x)
  is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation or

  (y)
  is an affiliate or associate of the corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the corporation's then outstanding voting stock.

The provisions of Section 912 of the NYBCL apply if and for so long as a New York corporation has a class of securities registered under Section 12 of the Exchange Act.

        Certificate of Incorporation and Bylaws Provisions.    Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our certificate of incorporation and bylaws provide for our board to be divided into three classes of directors serving staggered, three year terms. The classification of the board has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the members of the board of directors.

        Supermajority Voting.    Our certificate of incorporation requires the approval of the holders of at least 66 2/3% of our combined voting power to effect certain amendments to our certificate of incorporation. When entering into a transaction with a "5% Shareholder" (as defined in our certificate of incorporation), our certificate of incorporation requires the approval of holders of that amount of our voting stock equal to the sum of (i) the voting power of the shares of our voting stock of which the 5% Shareholder is the beneficial owner, and (ii) a majority of the voting power of the remaining outstanding shares of our voting stock. Our certificate of incorporation requires the approval of the holders of at least 80% of the voting power of our voting stock to amend this provision of our certificate of incorporation. Our bylaws may be amended by either a majority of the board of directors, or the holders of 66 2/3% of our voting stock.

        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 200,000,000 shares of common stock, 15,000,000 shares of Class B Common Stock, 25,000,000 shares of Class A preferred stock and 10,000 shares of 4% cumulative preferred stock. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our certificate of incorporation grants the board of directors' broad power to establish the rights and preferences of authorized and unissued Class A preferred stock. The issuance of shares of Class A preferred stock pursuant to the board of director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek shareholder approval prior to any issuance of Class A preferred stock, unless otherwise required by law.

        Special Meetings of Shareholder.    Our bylaws provide that special meetings of our shareholders may be called only by our board of directors.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our certificate of incorporation or bylaws. These procedures provide that notice of such shareholder proposals must be timely given in writing to our Secretary prior to the meeting. Generally, to be timely, notice must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. The notice must contain certain information specified in the bylaws.

        Limitation of Liability.    Our certificate of incorporation and bylaws limit the liability of our directors and officers (in their capacity as directors but not in their capacity as officers) to us or our shareholders to the fullest extent permitted by New York law.

        Indemnification Arrangements.    Our bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the New York Business Corporation Law. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the New York Business Corporation Law.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to the exchange offer and the ownership and disposition of the New Securities and common stock into which the New Securities are convertible, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the opinion of Nixon Peabody LLP as to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary is limited to holders who receive the New Securities in exchange for Old Notes pursuant to the exchange offers or, with respect to the discussion under "Consequences of the Exchange Offers—Non-Exchanging Holders," holders who do not exchange their Old Notes pursuant to the exchange offer, and, in each case, who hold the New Securities and the common stock into which the New Securities are convertible as capital assets within the meaning of the Code. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this summary does not address tax considerations applicable to a holder's particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies, or other financial institutions;

  •
  holders subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  certain former citizens or long-term residents of the United States;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons who hold the New Securities as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transactions; or

  •
  persons deemed to sell the New Securities or common stock into which the New Securities are convertible under the constructive sale provisions of the Code.

        If a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership generally will depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership that holds Old Notes, New Securities or common stock should consult its tax advisors.

        For purposes of this summary, a "U.S. holder" means a beneficial owner of Old Notes or New Securities that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) where both (a) a U.S. court can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of its substantial decision or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A non-U.S. holder is a beneficial owner of Old Notes or New Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

        EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OFFERS AND THE OWNERSHIP AND DISPOSITION OF THE NEW SECURITIES AND THE COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences of the Exchange Offer

  Exchanging Holders

        Characterization of the exchange.    Generally, the modification of a debt instrument, whether effected pursuant to an amendment of the terms of a debt instrument or an actual exchange of an existing debt instrument for a new debt instrument, will be treated as an exchange of the existing debt instrument for a new debt instrument for tax purposes (a "Tax Exchange") if there is deemed to be a "significant modification" of the terms of the existing debt instrument as determined for U.S. federal income tax purposes. It is not clear whether the exchange of the Old Notes for the New Securities will be treated as a significant modification of the terms of the Old Notes for U.S. federal income tax purposes. The exchange will be a significant modification of the terms of the Old Notes if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. We will take the position that the exchange of Old Notes for New Securities will not constitute an exchange for U.S. federal income tax purposes because we believe that the differences between the terms of the Old Notes and the New Securities are not economically significant and, as a result, do not constitute a significant modification of the terms of the Old Notes. By participating in the exchange offer, each holder will be deemed to have agreed pursuant to the indentures governing the New Securities to treat the exchange as not constituting a significant modification of the terms of the Old Notes. There can be no assurance, however, that the IRS will agree that the exchange of Old Notes for New Securities does not constitute a significant modification of the terms of the Old Notes.

        Treatment if exchange does not constitute a significant modification.    If consistent with our position that the exchange of Old Notes for New Securities does not constitute a significant modification of the terms of the Old Notes, there will be no U.S. federal income tax consequences to a holder who exchanges Old Notes for New Securities, and each holder will have the same tax basis and holding period in the New Securities as such holder had in the Old Notes immediately prior to the exchange.

        Treatment if exchange constitutes a significant modification.    If, contrary to our position, the exchange of the Old Notes for New Securities were treated as a significant modification of the terms of the Old Notes, the results for holders are not entirely clear. The exchange might be treated as a tax-free recapitalization for U.S. federal income tax purposes, The proper application of the recapitalization rules to a debt instrument subject to the Treasury regulations applicable to contingent payment debt obligations (the "CPDI Regulations") is unsettled. If the exchange of the Old Notes for New Securities is treated as a Tax Exchange, and if the Tax Exchange is treated as a recapitalization, the Company believes that a holder will nevertheless recognize gain on the exchange of Old Notes for New Securities to the extent of the lesser of (i) the excess of the issue price of the New Securities (generally, their fair market value as of the exchange date) over the holder's adjusted tax basis in the Old Notes and (ii) the fair market value of the excess of the "principal amount" of the New Securities over the "principal amount" of the Old Notes. It is unsettled whether the "principal amount" refers to their face account (in which case no gain would be recognized) or their "issue price" as determined by their trading price. If the latter, substantial gain could be recognized by exchanging holders of old notes; if the former, little or no gain may be recognized. A holder's adjusted tax basis in the Old Notes generally will be its initial purchase price for the Old Notes, increased by any interest income previously accrued by the holder with respect to the Old Notes (determined without regard to any positive or negative adjustments to such interest accruals under the CPDI Regulations), decreased by the amount of any projected payments actually made on the Old Notes, and increased or decreased by the amount of any positive or negative adjustments, respectively, that the holder was required to make as a result of having purchased the Old Notes at a price other than their adjusted issue price. Any gain recognized on the exchange will be treated as ordinary interest income. Any loss realized by a holder on the exchange of Old Notes for New Securities will not be recognized. A holder's basis in any New Securities received in the exchange will equal its basis in the Old Notes, increased by the amount of any gain recognized on the exchange. A holder's holding period for the New Securities will include its holding period for the Old Notes exchanged therefore. The IRS could, however, take positions contrary to the foregoing discussion, in which case the amount, timing and character of a holder's income, gain or loss from such a recapitalization could differ materially from that described above. Whether the exchange would constitute a recapitalization would depend, in part, on whether the Old Notes and the New Securities were treated as "securities" for U.S. federal income tax purposes.

        If either the Old Notes or the New Securities were not treated as securities, the exchange would be a taxable transaction for U.S. federal income tax purposes. In such case, each holder would recognize gain or loss, treating the issue price of the New Securities (generally the "issue price" of the New Securities, as determined by their trading prices, if, as expected, they are considered to be traded on an established market) as the amount realized in the exchange. Any gain would generally be treated as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The holding period in the New Securities would begin the day after the exchange, and each holder's tax basis in the New Securities generally would equal the issue price of the New Securities (as described above). Because the New Securities should be treated as subject to the CPDI Regulations as was the case with the Old Notes, the Company would need to determine the comparable yield for the New Securities and provide the holders with a projected payment schedule for the New Securities, and the holders would be subject to such consequences with respect to the New Securities as are consistent with the description of the CPDI Regulations contained in the registration statement relating to the Old Notes, including, among other things, a requirement that a U.S. Holder accrue interest in taxable income in each year in excess of the accruals on the New Securities for non-tax purposes and in excess of any contingent interest payments actually received by it in that year, regardless of whether the holder uses the cash or accrual method of tax accounting. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences if the exchange of the Old Notes for New Securities is treated as a "significant modification" of the terms of the Old Notes.

  Non-Exchanging Holders

        Holders of Old Notes who do not exchange Old Notes for New Securities in the exchange offers will not recognize any gain or loss for U.S. federal income tax purposes as a result of the exchange offers. Such holders will continue to have the same tax basis and holding period in their Old Notes as such holders had immediately prior to the exchange offers.

  Agreements Made Pursuant to the Indentures

        Under the indenture governing the New Securities, we will agree, and by acceptance of a beneficial interest in the New Securities, each holder will be deemed to have agreed for U.S. federal income tax purposes: (i) to treat the New Securities as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments (the "contingent payment debt regulations"); (ii) to be bound by our determination of the applicable comparable yield and projected payment schedule (in the absence of an administrative determination or judicial ruling to the contrary); and (iii) to treat the exchange of Old Notes for New Securities as not constituting a "significant modification" of the terms of the Old Notes.

        The remainder of this summary assumes that for U.S. federal income tax purposes the New Securities will be treated as indebtedness that is subject to the contingent payment debt regulations and that the exchange of the Old Notes for New Securities will not be treated as a "significant modification" of the terms of the Old Notes.

U.S. Holders

  Interest Accruals on the New Securities

        Under the contingent payment debt regulations, a U.S. holder, regardless of its method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on the New Securities on a constant yield basis at an assumed yield (the "comparable yield"), which was determined at the time of issuance of the Old Notes. Accordingly, U.S. holders generally will be required to include interest in income, in each year prior to maturity, in excess of the regular interest payments on the New Securities. The comparable yield for the Old Notes was based on the yield at which we could have issued a nonconvertible fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the Old Notes. We determined the comparable yield to be 8.28% for the Old Notes and, and such comparable yields will continue to apply to the New Securities, assuming the exchange does not constitute a significant modification.

        We prepared a "projected payment schedule" for the Old Notes which represents a series of payments the amount and timing of which produce a yield to maturity equal to their respective comparable yield. The projected payment schedule we prepared for the Old Notes will continue to apply to the New Securities, respectively. Holders that wish to obtain the applicable projected payment schedule for their Notes may do so by submitting a written request for such information to Bausch & Lomb Incorporated, One Bausch Place, Rochester, New York 14604, Attention: Treasurer.

        Neither the comparable yield nor the projected payment schedule that is applicable to any of the New Securities constitutes a projection or representation by us regarding the actual amount that will be paid on such New Securities, or the value at any time of the cash and common stock, if any, into which the New Securities may be converted. Pursuant to the terms of the indentures applicable to the Notes, we and every holder have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to be bound by our determination of the applicable comparable yield and projected payment schedule.

        Based on the comparable yield and the adjusted issue price of the New Securities, a U.S. holder of a New Securities (regardless of its accounting method) will be required to accrue interest as the sum of the daily portions of interest on the New Securities for each day in the taxable year on which the U.S. holder holds the New Securities, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the New Securities (as set forth below). The daily portions of interest in respect of a New Securities are determined by allocating to each day in an accrual period the ratable portion of interest on the New Securities that accrues in the accrual period. The amount of interest on a New Securities that accrues in an accrual period is the product of the comparable yield for the New Securities (adjusted to reflect the length of the accrual period) and the adjusted issue price of the New Securities. The adjusted issue price of a New Securities will be equal to its trading price assuming the New Securities are publicly traded or, in the absence of public trading, the adjusted issue price may be the trading price of the Old Notes immediately prior to the consummation of the exchange offer. The adjusted issue price will be (x) increased by any interest previously accrued on such Old Note or New Securities (disregarding any positive or negative adjustments described below) and (y) decreased by the amount of any projected payments on such Old Note or New Securities for previous accrual periods.

        In addition to the interest accrual discussed above, a U.S. holder will be required to recognize interest income equal to the amount of the excess of actual payments over projected payments (a "positive adjustment") in respect of a New Securities for a taxable year. For this purpose, the payments in a taxable year include the fair market value of property (including our common stock) received in that year. If a U.S. holder receives actual payments that are less than the projected payments in respect of a New Securities for a taxable year, the U.S. holder will incur a "negative adjustment" equal to the amount of such difference. This negative adjustment will (i) first reduce the amount of interest in respect of the New Securities that a U.S. holder would otherwise be required to include in income in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the Old Note or the New Securities over (B) the total amount of the U.S. holder's net negative adjustments treated as ordinary loss on the Old Note or the New Securities in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in clauses (i) and (ii) of the preceding sentence will be carried forward to offset future interest income in respect of the New Securities or to reduce the amount realized on a sale, conversion, exchange, redemption or retirement of the New Securities.

        Further, a U.S. holder whose tax basis in an Old Note or New Securities differs from the adjusted issued price of such note at the time of acquisition must reasonably allocate the difference to (i) daily portions of interest or (ii) the projected payments over the remaining term of such note. An allocation to daily portions of interest should be reasonable to the extent that the difference is due to a change in the yield, at such acquisition date, at which we could issue a nonconvertible fixed rate debt instrument with no contingent payments, but with terms otherwise similar to those of the Old Notes or the New Securities. An allocation to the projected payments should be reasonable to the extent that the anticipated value of our common stock over the remaining term of the Old Note or the New Securities, determined on the basis of the market conditions at the acquisition date, differs from the anticipated value of our common stock, as it had been determined on the basis of market conditions which prevailed at the time of original issuance.

        If a U.S. holder's tax basis in an Old Note or New Securities is greater than the adjusted issue price of such note, the amount of the difference allocated to a daily portion of interest or a projected payment will be treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. holder's adjusted tax basis in such note will be reduced by the amount the U.S. holder treats as a negative adjustment. In contrast, if a U.S. holder's tax basis in an Old Note or New Securities is less than the adjusted issue price of such note, the amount of the difference allocated to a daily portion of interest or to a projected payment will be treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. holder's adjusted tax basis in such note will be increased by the amount the U.S. holder treats as a positive adjustment. A U.S. holder who purchased Old Notes or New Securities for an amount that is more or less than the adjusted issue price of such New Securities should consult its tax advisors regarding the adjustments described above.

  Sale, Conversion, Exchange, Redemption or Retirement of the New Securities

        Upon a sale, conversion, exchange, redemption or retirement of New Securities for cash or a combination of cash and our common stock, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, conversion, exchange, redemption or retirement (including the fair market value of our common stock received, if any) and such U.S. holder's adjusted tax basis in the New Securities. A U.S. holder's adjusted tax basis in New Securities will generally be equal to the U.S. holder's purchase price for the exchanged Old Note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any positive or negative adjustments to interest accruals described above) and decreased by the amount of any projected payments previously made on the Old Note or New Securities to the U.S. holder. A U.S. holder generally will treat any gain as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The deductibility of capital losses is subject to limitations.

        A U.S. holder's tax basis in our common stock received upon a conversion of New Securities will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received upon the conversion of New Securities will commence on the day immediately following the date of conversion.

  Constructive Dividends

        If at any time we increase the conversion rate, either at our discretion or pursuant to the anti-dilution provisions of the New Securities, the increase may be deemed to be the payment of a taxable dividend to the U.S. holders of the New Securities. Generally, a reasonable increase in the conversion rate in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable dividend.

  Distributions on Common Stock

        Distributions paid on our common stock, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder's investment, up to the U.S. holder's tax basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, and under current rules, dividends received by a non-corporate U.S. holder generally will be subject to U.S. federal income tax at rates generally applicable to long-term capital gains, provided certain holding period requirements are satisfied.

  Sale or Other Disposition of Common Stock

        Gain or loss realized by a U.S. holder on the sale or other disposition of our common stock will be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the U.S. holder held the common stock for more than one year. The amount of the U.S. holder's gain or loss will be equal to the difference between the U.S. holder's tax basis in the common stock disposed of and the amount realized on the disposition.

Non-U.S. Holders

  Payments on the New Securities

        All payments on the New Securities made to a non-U.S. holder, including a payment in cash or a combination of cash and our common stock pursuant to a conversion, exchange, redemption or retirement and any gain realized on a sale of the New Securities, will be exempt from U.S. federal income and withholding tax, provided that:

  •
  the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and is not a bank receiving certain types of interest;

  •
  the certification requirement described below has been fulfilled with respect to the non-U.S. holder;

  •
  such payments are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (or, if certain income tax treaties apply, are not attributable to a U.S. permanent establishment); and

  •
  in the case of gain realized on the sale, conversion, exchange, redemption or retirement of the New Securities we are not, and have not been within the shorter of the five-year period preceding such sale, conversion, exchange, redemption or retirement and the period the non-U.S. holder held the New Securities, a U.S. real property holding corporation. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

        However, if a non-U.S. holder were deemed to have received a constructive dividend (see "—U.S. Holders—Constructive Dividends" above), the non-U.S. holder generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction by an applicable treaty, on the taxable amount of the dividend. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.

        The certification requirement referred to above will be fulfilled if the beneficial owner of a New Securities certifies on IRS Form W-8BEN (or suitable successor form) under penalties of perjury that it is not a U.S. person and provides its name and address.

        If a non-U.S. holder of a New Securities is engaged in a trade or business in the United States, and if payments on the New Securities are effectively connected with the conduct of this trade or business (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment), the non-U.S. holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. holder (see "—U.S. Holders" above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or suitable successor form) in order to claim an exemption from withholding tax. These non-U.S. holders should consult their own tax advisors with respect to other tax consequences of the ownership of the New Securities, including the possible imposition of a 30% branch profits tax.

  Distributions on Common Stock

        Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or suitable successor form) certifying its entitlement to benefits under a treaty. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax. If a non-U.S holder of our common stock is engaged in a trade or business in the United States, and if the dividends are effectively connected with the conduct of this trade or business (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment), the non-U.S. holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. holder (see "—U.S. Holders" above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or suitable successor form) in order to claim an exemption from U.S. withholding tax. These non-U.S. holders should consult their own tax advisors with respect to other U.S. federal income tax consequences of the ownership of our common stock, including the possible imposition of a 30% branch profits tax.

  Sale or Other Disposition of Common Stock

        A non-U.S holder generally will not be subject to U.S. federal income and withholding tax on gain realized on a sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment);

  •
  in the case of a non-U.S. holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

  •
  we are or have been a U.S. real property holding corporation at any time within the shorter of the five-year period preceding such sale or other disposition and the period the non-U.S. holder held the common stock. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

        If a non-U.S. holder of our common stock is engaged in a trade or business in the United States, and if the gain on the common stock is effectively connected with the conduct of this trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), the non-U.S. holder will generally be taxed in the same manner as a U.S. holder (see "—U.S. Holders" above). These non-U.S. holders should consult their own tax advisors with respect to other tax consequences of the disposition of the common stock, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

        Information returns may be filed with the IRS in connection with payments on the New Securities, the common stock and the proceeds from a sale or other disposition of the New Securities or the common stock. A U.S. holder may be subject to U.S. backup withholding tax on these payments if it fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. holder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of non-U.S. holders to claim the exemption from withholding tax on certain payments on the New Securities, described above, will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange $1,000 principal amount of New Securities and the exchange fee for each $1,000 original principal amount of validly tendered and accepted Old Notes. We are offering to exchange any and all of the Old Notes validly tendered. However, the exchange offer is subject to the conditions described in this prospectus.

        You may tender all, some or none of your Old Notes, subject to the terms and conditions of the exchange offer. Holders of Old Notes must tender their Old Notes in a minimum $1,000 original principal amount and multiples thereof.

        The exchange offer is not being made to, and we will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Our board of directors and officers do not make any recommendation to the holders of Old Notes as to whether or not to exchange all or any portion of their Old Notes. Further, no person has been authorized to give any information or make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. You must make your own decision whether to tender your Old Notes for exchange and, if so, the amount of Old Notes to tender.

Expiration Date

        The expiration date for the exchange offer is 5:00 p.m., New York City time, on December 14, 2004, unless we extend the exchange offers. We may extend this expiration date for any reason. The last date on which tenders will be accepted, whether on December 14, 2004 or any later date to which the exchange offer may be extended, is referred to as the expiration date.

Extensions; Amendments

        We expressly reserve the right, in our discretion, for any reason to:

  •
  delay the acceptance of Old Notes tendered for exchange, for example, in order to allow for the correction of any irregularity or defect in the tender of Old Notes, provided that in any event we will promptly issue New Securities or return tendered Old Notes after expiration or withdrawal of the exchange offer;

  •
  extend the time period during which the exchange offer is open, by giving oral or written notice of an extension to the holders of Old Notes in the manner described below; during any extension, all Old Notes previously tendered and not withdrawn will remain subject to the exchange offer;

  •
  waive any condition or amend any of the terms or conditions of the exchange offer, other than the condition that the registration statement becomes effective under the Securities Act; and

  •
  terminate the exchange offer, as described under "—Conditions for Completion of the Exchange Offer" below.

        If we consider an amendment to the exchange offer to be material, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver in a prospectus supplement, and if required by law, we will extend the exchange offers for a period of five to twenty business days.

        We will promptly give oral or written notice of any extension, amendment, non-acceptance or termination of the offers to the holders of the Old Notes. In the case of any extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In the case of an amendment, we will issue a press release or other public announcement.

Procedures for Tendering Old Notes

        In order to exchange for New Securities, you must tender Old Notes, together with a properly completed letter of transmittal and the other agreements and documents describe in the letter of transmittal prior to the expiration date. Your tender to us of Old Notes and our acceptance of your tender on the expiration date will constitute a binding agreement between you and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

        Tender of Old Notes Held Through a Custodian.    If you beneficially own Old Notes that are held of record by a custodian bank, depository institution, broker, dealer, trust company or other nominee in "street name", you will need to follow the instructions in the letter of transmittal on how to instruct the record holder to tender the Old Notes on your behalf. Your custodian will provide you with its instruction letter, which you must use to give these instructions.

        Tender of Old Notes Held Through DTC.    Any beneficial owner of Old Notes held of record by The Depository Trust Company, or DTC, or its nominee, through authority granted by DTC, may direct the DTC participant through which the beneficial owner's Old Notes are held in DTC, to tender on such beneficial owner's behalf. To effectively tender Old Notes that are held through DTC, DTC participants should transmit their acceptance through the Automated Tender Offer Program, or ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. Delivery of tendered Old Notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below. No letters of transmittal will be required to tender Old Notes through ATOP.

        In addition, the exchange agent must receive:

  •
  a completed and signed letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system indicating the principal amount of Old Notes to be tendered and any other documents, if any, required by the letter of transmittal; and

  •
  prior to the expiration date, a confirmation of book-entry transfer of such Old Notes, into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfer described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        Your Old Notes must be tendered by book-entry transfer. The exchange agent will establish an account with respect to the Old Notes for purposes of the exchange offer. Any financial institution that is a participant in DTC must make book-entry delivery of Old Notes by having DTC transfer such Old Notes into the exchange agent's relevant account at DTC in accordance with DTC's procedures for transfer. Although your Old Notes will be tendered through the DTC facility, the letter of transmittal, or facsimile, or an electronic confirmation pursuant to DTC's ATOP system, with any required signature guarantees and any other required documents, if any, must be transmitted to and received or confirmed by the exchange agent at its address set forth below under "—Exchange Agent", prior to 5:00 p.m., New York City time, on the expiration date of the exchange offers. You or your broker must ensure that the exchange agent receives an agent's message from DTC confirming the book-entry transfer of your Old Notes. An agent's message is a message transmitted by DTC and received by the exchange agent that forms a part of the book-entry confirmation which states that DTC has received an express acknowledgement from the participant in DTC tendering Old Notes that such participant agrees to be bound by the terms of the letter of transmittal. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        If you are an institution that is a participant in DTC's book-entry transfer facility, you should follow the same procedures that are applicable to persons holding Old Notes through a financial institution.

        Do not send letters of transmittal or other exchange offer documents to us or to Citigroup Global Markets Inc., the dealer manager.

        It is your responsibility to ensure that all necessary materials get to Citibank, N.A., the exchange agent, before the expiration date. If the exchange agent does not receive all of the required materials before the expiration date, your Old Notes will not be validly tendered.

        We will have accepted the validity of tendered Old Notes if and when we give oral or written notice to the exchange agent. The exchange agent will act as the tendering holders' agent for purposes of receiving the New Securities from us. If we do not accept any tendered Old Notes for exchange because of an invalid tender or the occurrence of any other event, the exchange agent will return those

Old Notes to you without expense, promptly after the expiration date via book-entry transfer through DTC.

Binding Interpretation

        We will determine in our sole discretion, all questions as to the validity, form, eligibility and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in our reasonable judgment be unlawful. We also reserve the absolute right to waive any defects or irregularities in the tender of Old Notes. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification. We may delegate our authority in these matters to the exchange agent. Our determination will be final and binding.

Acceptance of Old Notes for Exchange; Delivery of New Securities

        Once all of the conditions to the exchange offers are satisfied or waived, we will accept, promptly after the expiration date, all Old Notes properly tendered, and will issue the New Securities promptly after acceptance of the Old Notes. The discussion under the heading "—Conditions for Completion of the Exchange Offer" provides further information regarding the conditions to the exchange offer. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after giving such notice.

        In all cases, issuance of New Securities for Old Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  a timely submitted tender of the Old Notes; or

  •
  a timely book-entry confirmation of such Old Notes into the exchange agent's account at the DTC book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal or an electronic confirmation of the submitting holder's acceptance through DTC's ATOP system; and

  •
  all other required documents, if any.

Return of Old Notes Not Accepted for Exchange

        If we do not accept any tendered Old Notes for any reason set forth in the terms and conditions of the exchange offer, or if Old Notes are submitted for a greater principal amount than the holder desires to exchange will be promptly returned, without expense, to the tendering holder after the expiration or termination of the exchange offer. Any unaccepted or non-exchanged Old Notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility will be returned in accordance with the book-entry procedures described above, and the Old Notes that are not to be exchanged will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures

        If you desire to tender your Old Notes and you cannot complete the procedures for book-entry transfer set forth above on a timely basis, you may still tender your Old Notes if:

  •
  your tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of such letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, that:

            (1)   sets forth the name and address of the holder of the Old Notes tendered;

            (2)   states that the tender is being made thereby; and

            (3)   guarantees that within three trading days after the expiration date a book-entry confirmation and any other documents required by the letter of transmittal, if any, will be deposited by the eligible institution with the exchange agent; and

  •
  book-entry confirmation and all other documents, if any, required by the letter of transmittal are received by the exchange agent within three trading days after the expiration date.

Withdrawal Rights

        You may withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. In addition, if we have not accepted your tendered Old Notes for exchange, you may withdraw your Old Notes after December 31, 2004.

        For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, set forth below under the heading "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  •
  specify the name of the person who tendered the Old Notes to be withdrawn;

  •
  contain a statement that you are withdrawing your election to have your Old Notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees; and

  •
  if you have tendered your Old Notes in accordance with the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility.

Conditions for Completion of the Exchange Offer

        Notwithstanding any other provisions of this exchange offer, we will not be required to accept for exchange any Old Notes tendered, and we may terminate or amend these offers if any of the following conditions precedent to the exchange offer is not satisfied, or is reasonably determined by us not to be satisfied, and, in our reasonable judgment and regardless of the circumstances giving rise to the failure of the condition, the failure of the condition makes it inadvisable to proceed with the offers or with the acceptance for exchange or exchange and issuance of the New Securities:

  •
  No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been enacted or deemed applicable to the exchange offer, by or before any court or governmental, regulatory or administrative agency, which either:

    •
    challenges the making of the exchange offer or the exchange of Old Notes under the exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of Old Notes under the exchange offer, or

    •
    in our reasonable judgment, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of us and our subsidiaries, taken as a whole, or would be material to holders of Old Notes in deciding whether to accept the exchange offer.

  •
  (a)  Trading generally shall not have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc.; (b) there shall not have been any suspension or limitation of trading of any of our securities on any exchange or in the over-the-counter market; (c) no general banking moratorium shall have been declared by federal or New York authorities; or (d) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency has a reasonable likelihood to make it impractical or inadvisable to proceed with completion of the exchange offer.

  •
  The Trustee with respect to the Old Notes shall not have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of the exchange offer, the exchange of Old Notes under the exchange offer, nor shall the Trustee or any holder of Old Notes have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offers or the exchange of the Old Notes under the exchange offer.

        In addition, prior to the expiration date, we reserve the right to terminate, withdraw or amend the exchange offer in our sole discretion for any or no reason.

        All of the foregoing conditions are for our sole benefit and we may waive any or all of them, in whole or in part, in our sole discretion. Any determination that we make concerning an event, development or circumstance described or referred to above shall be conclusive and binding. In addition, the registration statement to the registration statement covering the New Securities must be effective under the Securities Act, and we may not waive this condition.

        If any of the foregoing conditions are not satisfied, we may, at any time before the expiration of the exchange offers:

  •
  terminate the exchange offer and return all tendered Old Notes to the holders thereof;

  •
  modify, extend or otherwise amend the exchange offer and retain all tendered Old Notes until the expiration date, as may be extended, subject, however, to the withdrawal rights described in "Withdrawal Rights", above; or

  •
  waive the unsatisfied conditions and accept all Old Notes tendered and not previously withdrawn.

        Except for the requirements of applicable U.S. federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the exchange offers which, if not complied with or obtained, would have a material adverse effect on us.

Fees and Expenses

        Citigroup Global Markets Inc. is acting as the dealer manager in connection with the exchange offers. Citigroup Global Markets Inc.'s fee will be calculated based on the principal amount of Old Notes tendered. Based on the fee structure, if all of the Old Notes are exchanged in the exchange offers, the dealer manager will receive an aggregate fee of approximately $480,000. The dealer manager will also be reimbursed for its reasonable out-of-pocket expenses incurred in connection with the exchange offers (including reasonable fees and disbursements of counsel) up to $50,000, whether or not the transactions close. The fees will be payable upon completion of the exchange offer

        We have agreed to indemnify Citigroup Global Markets Inc. against specified liabilities relating to or arising out of the offer, including civil liabilities under the federal securities laws, and to contribute to payments which Citigroup Global Markets Inc. may be required to make in respect thereof. Citigroup Global Markets Inc. may from time to time hold Old Notes and our common stock in its proprietary accounts, and to the extent it owns Old Notes in these accounts at the time of the exchange offers, Citigroup Global Markets Inc. may tender these Old Notes. In addition, Citigroup Global Markets Inc. may hold and trade New Securities in its proprietary accounts following the exchange offers.

        We have retained Georgeson Shareholder Communications Inc. to act as our information agent, and Citibank N.A. to act as the exchange agent in connection with the exchange offers. The information agent may contact holders of Old Notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee Old Note holders to forward materials relating to the exchange offers to beneficial owners. The information agent and the exchange agent will receive an aggregate of approximately $22,500 in compensation for their respective services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against liabilities in connection with their services, including liabilities under the federal securities laws.

        Neither the information agent nor the exchange agent has been retained to make solicitations or recommendations. The fees they receive will not be based on the principal amount of Old Notes tendered under the exchange offers.

        We will not pay any fees or commissions to any broker or dealer, or any other person, other than Citigroup Global Markets Inc. for soliciting tenders of Old Notes under the exchange offers. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

Conditions

        The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time, and from time to time.

        In addition, we will not accept for exchange any Old Notes tendered, and no New Securities will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

LEGAL MATTERS

        The validity of the New Securities and the share of our common stock issuable upon conversion of the New Securities has been passed upon for us by Robert B. Stiles, our Senior Vice President and General Counsel. Nixon Peabody LLP has advised the Company on the tax matters described in this prospectus. Certain legal matters will be passed upon for the dealer manager by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

        Mr. Stiles directly owns 5,061 shares of our common stock and indirectly owns 40 shares of our common stock held for minor children. Mr. Stiles is the beneficial owner of options to purchase 143,820 shares of our Class B stock granted under our 1990 Stock Incentive Plan, of which 118,821 are currently exercisable, and options to purchase 20,000 shares of our common stock granted under our 2003 Long Term Incentive Plan, none of which are currently exercisable. Mr. Stiles also holds 6,840 shares of Class B stock and 3,000 shares of restricted stock subject to vesting requirements. Under our 401(k) plan, Mr. Stiles is the beneficial owner of 2,828 shares of our common stock. Pursuant to our By-laws, we are required to indemnify Mr. Stiles to the fullest extent permitted by New York law against any expenses actually and reasonably incurred by him in connection with any action, suit or proceeding in which he is made party by reason of his being an officer of the company. We also maintain directors' and officers' liability insurance under which Mr. Stiles is insured against certain expenses and liabilities.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 27, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference room and its copy charges. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 27, 2003;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2004;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2004;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2004; and

  •
  our definitive Proxy Statement for the 2003 Annual Meeting of Shareholders, filed March 25, 2004 (except those portions excluded under Section 14 and the Commission rules under that section.

        We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of the offering made by this prospectus. Statements contained in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

        This prospectus incorporates by reference documents that are not presented in this prospectus or delivered with this prospectus. You may request a copy of any filings referred to above, excluding exhibits, at no cost, by writing or telephoning us at the following address: Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, New York 14604-2701, Attention: Investor Relations (telephone 585-338-5757) or you may locate the material on our website http:/www.bausch.com.

BAUSCH & LOMB
INCORPORATED

OFFER TO EXCHANGE

2004 Senior Convertible Securities due 2023
and an Exchange Fee
for all our outstanding
Floating Rate Convertible Senior Notes Due 2023

The Exchange Agent for the Exchange Offer is:

CITIBANK, N.A.

By Hand: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10043 Attention: Sebastian Andrieszyn	By Mail: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10005 Attention: Sebastian Andrieszyn
By Overnight Mail or Courier: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10005 Attention: Sebastian Andrieszyn	By Facsimile: (212) 657-1020 (For Eligible Institutions Only) Confirm by Telephone: (212) 657-9055

        Questions or request for assistance or additional copies of this prospectus, the Letter of Transmittal, the Notice of Guaranteed Delivery or other documents may be directed to the Information Agent at the address set forth below.

The Information Agent for the Exchange Offer is:

Georgeson Shareholder Communications Inc.

17 State Street, 10th Floor
New York, NY 10004
 (866) 873-6981 (Toll Free)

Banks and Brokerage Firms please call:
(212) 440-9800

The Dealer Manager for the Exchange Offer is:
 Citigroup

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The New York Business Corporation Law ("BCL") provides that directors and officers of a New York corporation may be indemnified under certain circumstances against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in disposing of actions to which they are a party or are threatened to be made a party by reason of acting as directors or officers if such persons acted in good faith in a manner which they reasonably believed to be in the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. The By-laws of the company provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. The company's restated Certificate of Incorporation, as amended, eliminates the potential personal monetary liability of the company's directors to the company or its shareholders for breaches of their duties as directors except as otherwise required under the BCL.

        The company has purchased insurance under a policy that insures both the company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above. The BCL expressly permits New York corporations to purchase such insurance.

Item 21. Exhibits and Financial Statement Schedules

Number	Description
4.1	Indenture, dated as of September 1, 1991 between Bausch & Lomb Incorporated and Citibank, N.A., as Trustee (filed as Exhibit 4(a) to Bausch & Lomb's Registration Statement on Form S-3, No. 33-42858 and incorporated herein by reference).
4.2
Supplemental Indenture No. 1, dated May 13, 1998, between Bausch & Lomb Incorporated and Citibank, N.A. (filed as Exhibit 3.1 to Bausch & Lomb's Current Report on Form 8-K, dated July 24, 1998, File No. 1-4105, and incorporated herein by reference).
4.3
Supplemental Indenture No. 2, dated as of July 29, 1998, between Bausch & Lomb Incorporated and Citibank N.A. (filed as Exhibit 3.2 to Bausch & Lomb's Current Report on Form 8-K, dated July 24, 1998, File No. 1-4105, and incorporated herein by reference).
4.4
Supplemental Indenture No. 3, dated as of November 21, 2002, between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note (filed as Exhibit 4.7 to Bausch & Lomb's Current Report on Form 8-K, dated November 19, 2002, File No. 1-4105, and incorporated herein by reference).
4.5
Supplemental Indenture No. 4, dated August 1, 2003, between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note (filed as Exhibit 4.1 to Bausch & Lomb's Current Report on Form 8-K, dated August 6, 2003, File No. 1-4105, and incorporated herein by reference).
4.6
Supplemental Indenture No. 5, dated August 4, 2003, between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note (filed as Exhibit 4.2 to Bausch & Lomb's Current Report on Form 8-K, dated August 6, 2003, File No. 1-4105, and incorporated herein by reference).
4.7	Form of Supplemental Indenture No. 6, between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note.

5.1	Opinion of Robert B. Stiles, Senior Vice President and General Counsel of the company, regarding the legality of the notes and common stock being registered.
8.1	Opinion of Nixon Peabody LLP as to tax matters.
12.1	Computation of Earnings to Fixed Charges
23.1	Consent of Robert B. Stiles, Senior Vice President and General Counsel of the company (included as part of Exhibit 5.1).
23.2	Consent of Nixon Peabody LLP (included as part of Exhibit 8.1)
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney.
26.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Citibank, N.A., as Trustee.
99.1	Dealer Manager Agreement, dated November 15, 2004, between Bausch & Lomb Incorporated and Citigroup Global Markets Inc.
99.2	Form of Letter of Transmittal
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
99.4	Form of Notice of Guaranteed Delivery
99.5	Form of Letter to Customers
99.6	Guidelines for Certificate of Taxpayer Identification Number on Substitute Form W-9

Item 17. Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

        (1)   For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (2)   To respond to requests for information that is incorporated by reference in to the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (3)   To supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on the 15th day of November, 2004.

BAUSCH & LOMB INCORPORATED
By:	/s/ STEPHEN C. MCCLUSKI Title: Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. ZARRELLA Ronald L. Zarrella	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	November 15, 2004
/s/ STEPHEN C. MCCLUSKI Stephen C. McCluski	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2004
* Alan M. Bennett	Director	November 15, 2004
* Domenico DeSole	Director	November 15, 2004
* Paul A. Friedman, M.D.	Director	November 15, 2004
* Jonathan S. Linen	Director	November 15, 2004
* Ruth R. McMullin	Director	November 15, 2004
* John R. Purcell	Director	November 15, 2004

* Linda Johnson Rice	Director	November 15, 2004
* William H. Waltrip	Director	November 15, 2004
* Barry L. Wilson	Director	November 15, 2004
* Kenneth L. Wolfe	Director	November 15, 2004
*By:	/s/ ROBERT B. STILES Attorney in fact	November 15, 2004

Exhibit Index

Number	Description
4.1	Indenture, dated as of September 1, 1991 between Bausch & Lomb Incorporated and Citibank, N.A., as Trustee (filed as Exhibit 4(a) to Bausch & Lomb's Registration Statement on Form S-3, No. 33-42858 and incorporated herein by reference).
4.2
Supplemental Indenture No. 1, dated May 13, 1998, between Bausch & Lomb Incorporated and Citibank, N.A. (filed as Exhibit 3.1 to Bausch & Lomb's Current Report on Form 8-K, dated July 24, 1998, File No. 1-4105, and incorporated herein by reference).
4.3
Supplemental Indenture No. 2, dated as of July 29, 1998, between Bausch & Lomb Incorporated and Citibank N.A. (filed as Exhibit 3.2 to Bausch & Lomb's Current Report on Form 8-K, dated July 24, 1998, File No. 1-4105, and incorporated herein by reference).
4.4
Supplemental Indenture No. 3, dated as of November 21, 2002, between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note (filed as Exhibit 4.7 to Bausch & Lomb's Current Report on Form 8-K, dated November 19, 2002, File No. 1-4105, and incorporated herein by reference).
4.5
Supplemental Indenture No. 4, dated August 1, 2003, between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note (filed as Exhibit 4.1 to Bausch & Lomb's Current Report on Form 8-K, dated August 6, 2003, File No. 1-4105, and incorporated herein by reference).
4.6
Supplemental Indenture No. 5, dated August 4, 2003, between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note (filed as Exhibit 4.2 to Bausch & Lomb's Current Report on Form 8-K, dated August 6, 2003, File No. 1-4105, and incorporated herein by reference).
4.7	Form of Supplemental Indenture No. 6, dated between Bausch & Lomb Incorporated and Citibank N.A., including form of Global Note.
5.1	Opinion of Robert B. Stiles, Senior Vice President and General Counsel of the company, regarding the legality of the notes and common stock being registered (included herewith).
8.1	Opinion of Nixon Peabody LLP as to tax matters (included herewith).
12.1	Computation of Earnings to Fixed Charges (included herewith).
23.1	Consent of Robert B. Stiles, Senior Vice President and General Counsel of the company (included as part of Exhibit 5.1).
23.2	Consent of Nixon Peabody LLP (included as part of Exhibit 8.1)
23.3	Consent of PricewaterhouseCoopers LLP (included herewith).
24.1	Powers of Attorney (included herewith).
26.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Citibank, N.A., as Trustee.
99.1	Dealer Manager Agreement, dated November 15, 2004, between Bausch & Lomb Incorporated and Citigroup Global Markets Inc.
99.2	Form of Letter of Transmittal
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
99.4	Form of Notice of Guaranteed Delivery
99.5	Form of Letter to Customers
99.6	Guidelines for Certificate of Taxpayer Identification Number on Substitute Form W-9

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TABLE OF CONTENTS
SUMMARY
IMPORTANT NOTICE TO READERS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
BAUSCH & LOMB INCORPORATED
PRICE RANGE OF COMMON STOCK; DIVIDENDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE NEW SECURITIES
DESCRIPTION OF CAPITAL STOCK
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
THE EXCHANGE OFFER
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index